SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AVIALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aviall, Inc.

Notice of 2005 Annual Meeting

and Proxy Statement

April 26, 2005

Dear Aviall, Inc. Stockholders:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 11:00 a.m. (local time) on Thursday, June 9, 2005, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. All stockholders of record as of April 25, 2005 are entitled to vote at the Annual Meeting.

The proposals to be acted upon at the meeting are the following:

•	the election of directors;

•	the approval of the Aviall, Inc. Management Incentive Plan; and

•	the approval of an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan.

I hope you will carefully read the information regarding these proposals, which is included in the accompanying Proxy Statement, and vote your shares for each proposal.

It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope or use the telephone or Internet voting procedures prior to the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

Sincerely,

Paul E. Fulchino
Chairman, President and Chief Executive Officer

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

(972) 586-1000

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 9, 2005

To the Stockholders of Aviall, Inc.:

The 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) will be held at 11:00 a.m. (local time) on Thursday, June 9, 2005, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038, for the following purposes:

(i) To elect four directors to serve until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(ii) To approve the Aviall, Inc. Management Incentive Plan;

(iii) To approve an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan; and

(iv) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on April 25, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on April 25, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 2750 Regent Boulevard, DFW Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of the Board of Directors,

Jeffrey J. Murphy
Senior Vice President, Law & Human Resources,
Secretary and General Counsel

Dallas, Texas

April 26, 2005

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR USE THE TELEPHONE OR INTERNET VOTING PROCEDURES PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

AVIALL, INC.

2750 Regent Boulevard

DFW Airport, Texas 75261

PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being provided to you in connection with the solicitation of proxies to be voted at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Aviall, Inc. (the “Company”) to be held at 11:00 a.m. (local time) on Thursday, June 9, 2005, at the Four Seasons Resort and Club, 4150 N. MacArthur Boulevard, Irving, Texas 75038. Proxies are being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 2, 2005 to holders of the Company’s capital stock entitled to vote at the Annual Meeting.

A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted FOR the election of the director nominees identified herein, FOR the approval of the Aviall, Inc. Management Incentive Plan (the “Management Incentive Plan”) and FOR the approval of an amendment to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the “Directors Stock Plan Amendment”).

Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at P.O. Box 619048, DFW Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Stockholders of record may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote by Telephone. To vote by telephone, (i) call the following telephone number toll-free on a touch-tone telephone: 1-800-560-1965 and (ii) follow the instructions given to you over the telephone.

•	Vote over the Internet. To vote over the Internet, (i) visit http://www.eproxy.com/avl/ and (ii) follow the instructions given to you over the Internet.

•	Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

Stockholders who hold their shares through a bank, broker or other nominee holder should receive a request from that firm for voting instructions along with this Proxy Statement. These stockholders may direct their nominee holder on how to vote on their behalf by following the procedures outlined in the material received from the nominee holder. Alternatively, if such a stockholder wants to vote shares in person at the Annual Meeting, the stockholder must contact their nominee holder to obtain a proxy that will allow them to do so.

The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $8,500 plus expenses. The Company will bear the entire cost of soliciting proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal communication by officers and regular employees of Morrow & Co., Inc. and the Company.

PROCEDURES FOR THE ANNUAL MEETING

The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Amended and Restated By-Laws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

The Board of Directors does not anticipate that any matter other than those described in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

RECORD DATE AND VOTING STOCK

April 25, 2005 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

As of the record date, there were 33,461,987 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

With respect to the election of directors, the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote for the election of directors is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Votes that are withheld for any nominee will have the same effect as a vote “AGAINST” such nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election. Approval of the Management Incentive Plan and the Directors Stock Plan Amendment each require the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote on each matter, assuming a quorum is present in person or represented by proxy. Abstentions and broker non-votes will not be counted either in favor of or against these proposals. Under the rules of the New York Stock Exchange, brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on Proposal No. 2 (relating to the approval of the Management Incentive Plan).

PARTICIPANTS IN THE AVIALL, INC. EMPLOYEES’ SAVINGS PLAN

If a stockholder is a participant in the Aviall, Inc. Employees’ Savings Plan and holds shares of Common Stock in the savings plan, the proxy card represents the number of whole shares of Common Stock held for the benefit of the participant in the savings plan as well as any shares of Common Stock registered in the participant’s name. Thus, a proxy card for such a participant grants a proxy for shares of Common Stock registered in the participant’s name and serves as a voting instruction for the trustees of the savings plan or the account in the participant’s name to the extent it represents whole shares in the savings plan. Information as to the voting instructions given by individuals who are participants in the savings plan will not be disclosed to the Company.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors currently has ten members, consisting of three classes each serving staggered three-year terms. Two of the classes consist of three directors, and one of the classes consists of four directors. Richard J. Schnieders, Bruce N. Whitman, Allan M. Holt and Chris A. Davis are currently serving terms that expire at the Annual Meeting. The Board of Directors has nominated Messrs. Schnieders, Whitman and Holt and Ms. Davis to continue to serve as directors until the Company’s 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

The following table presents information concerning persons nominated for election as directors of the Company and for those directors whose terms of office continue after the Annual Meeting.

The persons named in the proxy will vote FOR the nominees listed below except where authority has been withheld.

NOMINEES FOR DIRECTOR

FOR A TERM EXPIRING AT THE ANNUAL MEETING IN 2008

RICHARD J. SCHNIEDERS Chairman and Chief Executive Officer of SYSCO Corporation Member—Compensation Committee	Mr. Schnieders, age 57, has been a director of the Company since 1997. He has served as Chairman and Chief Executive Officer of SYSCO Corporation, a food service distributor, since January 2003. Mr. Schnieders served as President of SYSCO Corporation from July 2000 to January 2003 and as its Chief Operating Officer from January 2000 to January 2003. He served as an Executive Vice President of SYSCO Corporation from January 1999 to July 2000. Mr. Schnieders is a director of SYSCO Corporation, where he has been employed since 1982.

BRUCE N. WHITMAN President of FlightSafety International, Inc. Chairman—Nominating and Governance Committee Member—Compensation Committee	Mr. Whitman, age 71, has been a director of the Company since 1998. Mr. Whitman is the President and a director of FlightSafety International, Inc., an aviation and marine training company, and has held various other posts with FlightSafety International, including Executive Vice President, since 1961. He is also a director of Megadata Corporation, The General Aviation Manufacturers Association, The Congressional Medal of Honor Foundation and The Smithsonian National Air and Space Museum. Mr. Whitman is a member of the Board of Governors of the Civil Air Patrol and a trustee of Kent School and America’s National World War II Museum.

ALLAN M. HOLT Managing Director of The Carlyle Group Member—Nominating and Governance Committee	Mr. Holt, age 53, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group, a private equity firm. Mr. Holt joined The Carlyle Group in 1991. Mr. Holt was previously with Avenir Group, a private investment and advisory group. From 1984 to 1987, Mr. Holt was Director of Planning and Budgets at MCI Communications Corporation. Mr. Holt is a director of several privately-held companies.

CHRIS A. DAVIS Chairman and Chief Executive Officer of McLeodUSA, Incorporated Member—Audit Committee	Ms. Davis, age 54, has been a director of the Company since March 2005. She currently serves as Chairman and Chief Executive Officer of McLeodUSA, Incorporated, an independent telecommunications services provider. Ms. Davis joined McLeodUSA in 2001. Prior to joining McLeodUSA Ms. Davis served as Executive Vice President and Chief Financial and Administrative Officer of ONI Systems, a leading manufacturer of optical networking equipment (subsequently acquired by Ciena Corporation). From 1993 through 2000, Ms. Davis served as Executive Vice President, Chief Financial Officer and Administrative Officer and was a member of the Office of the Chief Executive and Board of Directors of Gulfstream Aerospace Corporation. Before that Ms. Davis spent 17 years at General Electric Company. Ms. Davis is a director of Cytec Industries, Inc., IMG Worldwide, Inc., Rockwell Collins, Inc. and Wolverine Tube, Inc.

The Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2006

ALBERTO F. FERNANDEZ Retired Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. Member—Audit Committee	Mr. Fernandez, age 56, has been a director of the Company since August 2002. Prior to his retirement in May 2002, Mr. Fernandez served as Chairman and Chief Executive Officer of Construcciones Aeronauticas, S.A. (CASA), the premiere aerospace producer in Spain. From 2000 to 2002, Mr. Fernandez also served as head of the military transport aircraft division of the European Aeronautic, Defense and Space Company (EADS). He was also a member of the Executive Committee at EADS and a director of Airbus Industrie. From 2001 to 2002, Mr. Fernandez also served as President of Airbus Military Company. Prior to his appointment as Chief Executive Officer of CASA, Mr. Fernandez served as Senior Vice President of Administration, Finance and Purchasing of Airbus Industrie and before that he held several other executive positions with CASA.

PAUL E. FULCHINO Chairman, President and Chief Executive Officer of Aviall, Inc.	Mr. Fulchino, age 58, has been a director of the Company since 2000. He has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since January 2000. From 1996 to 1999, Mr. Fulchino was President and Chief Operating Officer of B/E Aerospace, Inc., a leading supplier of aircraft cabin interior products and services. From 1990 to 1996, Mr. Fulchino served in the capacities of President and Vice Chairman of Mercer Management Consulting, Inc., an international general management consulting firm. Mr. Fulchino is a member of the President’s Advisory Board of Embry-Riddle Aeronautical University, and a director of several privately-held companies.

ARTHUR E. WEGNER Retired Executive Vice President of Raytheon Company Chairman—Audit Committee	Mr. Wegner, age 67, has been a director of the Company since 2000. He served as Executive Vice President of Raytheon Company, a U.S. aerospace and defense contractor, and Chairman of Raytheon Aircraft Company, a subsidiary of Raytheon Company, from January 2000 until his retirement in August 2000. Prior to assuming that position, Mr. Wegner was an Executive Vice President of Raytheon Company and Chairman and Chief Executive Officer of Raytheon Aircraft Company.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2007

DONALD R. MUZYKA Retired President and Chief Executive Officer of Special Metals Corporation Member—Audit Committee	Dr. Muzyka, age 66, has been a director of the Company since 1994. He served as President and Chief Executive Officer of Special Metals Corporation, a producer of components for the aerospace industry, from October 1996 until his retirement in August 2000. He served as President and Chief Operating Officer of Special Metals Corporation from January 1990 to October 1996. In March 2002, Special Metals Corporation filed a petition for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code.

JONATHAN M. SCHOFIELD Retired Chairman of Airbus North America Holdings, Inc. Member—Nominating and Governance Committee	Mr. Schofield, age 64, has been a director of the Company since 2001. From December 1992 until his retirement in March 2001, Mr. Schofield served as Chairman of the Board of Airbus North America Holdings, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From December 1992 until March 2000, he also served as Chief Executive Officer of Airbus North America Holdings, Inc. Mr. Schofield is a director of B/E Aerospace, Inc. and SS&C Technologies, Inc. He is also a trustee of LIFT Trust and a director of TurboCombustor Technology, Inc., a private company.

PETER J. CLARE Managing Director of The Carlyle Group Chairman—Compensation Committee	Mr. Clare, age 40, has been a director of the Company since December 2001. He currently serves as a Managing Director of The Carlyle Group, a private equity firm. From 1997 to 1999, Mr. Clare served as a Principal of The Carlyle Group, and from 1995 to 1997 as a Vice President of The Carlyle Group. Mr. Clare was previously with First City Capital, a private investment group, and also worked at Prudential-Bache. Mr. Clare is a director of United Defense Industries, Inc. and several privately-held companies.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

Membership. The number of directors comprising the Board of Directors is ten. The current members of the Board of Directors who were previously elected by the holders of Common Stock are Messrs. Fernandez, Fulchino, Schnieders, Wegner, Whitman, Schofield, Clare and Dr. Muzyka. On March 8, 2005, the Board of Directors increased the size of the Board of Directors by one member and elected Ms. Davis to fill the vacancy created by this expansion. On June 12, 2003, affiliates of The Carlyle Group (the “Carlyle Investors”) converted all of the Company’s outstanding shares of Series D Senior Convertible Participating Preferred Stock, par value $0.01 per share (the “Series D Redeemable Preferred Stock”), into 11,100,878 shares of Common Stock. Contemporaneous with this conversion, the Board of Directors increased the size of the Board of Directors by two members and appointed Mr. Clare to the class of directors with terms expiring at the 2007 Annual Meeting of Stockholders and Mr. Holt to the class of directors with terms expiring at this Annual Meeting. Pursuant to the terms of an Investor Rights Agreement between the Company and the Carlyle Investors dated June 12, 2003 (the “Investor Rights Agreement”), the Company has agreed, subject to certain conditions, to nominate, elect or appoint two designees of the Carlyle Investors to the Board of Directors as long as the Carlyle Investors beneficially own at least 10% of our Common Stock. Mr. Holt and Mr. Clare currently serve as the designees of the Carlyle Investors under the Investor Rights Agreement. Additional detail regarding the Investor Rights Agreement is set forth in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 13, 2003.

Independence. New York Stock Exchange corporate governance rules require that a majority of the Board of Directors be independent. No director qualifies as independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company. In assessing the independence of its members, the Board of Directors examined the commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships of each member. The Board’s inquiry extended to both direct and indirect relationships with the Company, including the relationship between the Company, the Carlyle Investors, and the status of Messrs. Clare and Holt as Managing Directors of The Carlyle Group. Based upon discussions regarding the facts and circumstances pertaining to each member considered in the context of applicable New York Stock Exchange corporate governance rules, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines, the Board of Directors has determined that all of the directors are independent, other than Mr. Fulchino.

Meetings. During 2004, the Board of Directors held seven meetings. During 2004, each director attended at least 75% of the meetings held by the Board of Directors and the respective committees of the Board of Directors of which such director was a member, except for Mr. Clare.

The Company’s directors are encouraged to attend our annual meetings of stockholders. In 2004, eight members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

Committees of the Board of Directors

General. During 2004, the committees of the Board of Directors consisted, and currently consist, of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All committees of the Board of Directors are composed exclusively of directors of the Company.

Each committee operates under a formal charter and in accordance with the Company’s Corporate Governance Guidelines. During 2004, the Board of Directors adopted revisions to its Corporate Governance Guidelines as well as its Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter. Each charter and the Corporate Governance Guidelines are available on the Company’s website at http://www.aviall.com under “Investor Relations,” and are also available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

The Board of Directors has determined that all voting members of the committees of the Board of Directors meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC, the Company’s Corporate Governance Guidelines and the relevant committee charter.

Audit Committee. The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During 2004, the voting members of the Audit Committee were Messrs. Wegner (Chairman) and Fernandez and Dr. Muzyka. Ms. Davis became a member of the Audit Committee in March 2005. Ms. Davis serves as our “audit committee financial expert” as defined in applicable SEC rules and regulations. The Audit Committee met thirteen times in 2004.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent registered public accounting firm. Accordingly, the Audit Committee is responsible for:

•	the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•	approving or pre-approving audit and non-audit engagements of the Company’s independent registered public accounting firm;

•	reviewing the independence of the independent registered public accounting firm;

•	reviewing the conduct and results of the annual audit of the Company;

•	reviewing the Company’s annual and interim financial statements;

•	resolving disagreements with management and the independent registered public accounting firm regarding financial reporting;

•	reviewing the Company’s policies with respect to risk assessment and risk management;

•	reviewing the internal audit plans and internal audit reports;

•	reviewing systems of internal accounting controls;

•	reviewing compliance with the Company’s Code of Business Conduct and Ethics as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Audit Committee charter is attached to this proxy statement as Appendix C.

Compensation Committee. During 2004, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders. The Compensation Committee met five times during 2004.

The Compensation Committee assists the Board of Directors in setting the compensation of the Company’s executive officers, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with the Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer in light of approved goals and objectives;

•	determining and approving the compensation of the Chief Executive Officer;

•	evaluating the top four paid senior officers’ performances, not including the Chief Executive Officer, in light of approved goals and objectives;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	recommending appointments, salary changes, incentive plan payouts, stock grants and employment agreements for senior executives and evaluating performance;

•	approving appointments, salary changes, incentive plan payouts, stock grants and employment agreements for all other officers and evaluating performance;

•	approving the executive severance policy for the Company;

•	developing and overseeing an assessment of management and making recommendations to the Board regarding the assessment; and

•	preparing on an annual basis a report relating to succession planning for management.

Nominating and Governance Committee. During 2004, the Nominating and Governance Committee was, and currently is, comprised of Messrs. Whitman (Chairman), Schofield and Holt. The Nominating and Governance Committee met four times in 2004. The Nominating and Governance Committee acted unanimously in recommending the nomination of the directors in Proposal One, subject to stockholder approval.

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, recommends to the Board of Directors the nominees for director in connection with the Company’s Annual Meeting of Stockholders, and reviews and recommends modifications to the Corporate Governance Guidelines. Accordingly, the Nominating and Governance Committee is responsible for:

•	reviewing and recommending candidates to serve on the Board of Directors;

•	evaluating the qualifications of each candidate for election to the Board of Directors against the “independence” requirements set forth in the Corporate Governance Guidelines and the criteria for Board of Director membership as established by the Nominating and Governance Committee;

•	reviewing and recommending the slate of directors to be nominated for election at the Company’s Annual Meeting of Stockholders;

•	reviewing qualifications for membership on all committees of the Board of Directors;

•	advising the full Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to the full Board of Directors modifications or amendments to, the Company’s Corporate Governance Guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for the Company’s new directors;

•	developing and overseeing an annual self-assessment of the full Board of Directors;

•	reviewing the compensation paid to non-management directors and recommending any appropriate changes to such compensation to the full Board of Directors; and

•	reassessing, on at least an annual basis, the adequacy of the Nominating and Governance Committee’s charter, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics.

Process of Identifying and Evaluating Director Nominees

The Nominating and Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement, new SEC or New York Stock Exchange regulations or otherwise. In the event that vacancies are anticipated or otherwise arise, the committee considers various potential candidates for director that come to the attention of the committee through the current Board of Director members, stockholders (as described below) or other persons.

The Nominating and Governance Committee has the sole authority to retain a search firm to help the committee fulfill its responsibility of identifying candidates for board membership. The Nominating and Governance Committee also has the authority to approve any such firm’s reasonable fees and other terms of retention.

Candidates for the Board of Directors are evaluated at regular or special meetings of the Nominating and Governance Committee throughout the year, and each candidate (whether identified by the committee, by the Company’s stockholders or otherwise) will be evaluated using the same standards and in the same manner by the Nominating and Governance Committee.

If, based on the Nominating and Governance Committee’s initial evaluation, a candidate continues to be of interest to the Nominating and Governance Committee, the chairman of the Nominating and Governance Committee will interview the candidate and communicate the chairman’s evaluation to the other members of the Nominating and Governance Committee and the Chairman of the Board of Directors, President and Chief Executive Officer. Later reviews may be conducted by other members of the Nominating and Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Nominating and Governance Committee will meet to finalize its list of recommended candidates for consideration by the Board of Directors.

The nomination process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review the nomination process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may amend the nomination process and minimum criteria for nominating directors at any time.

All directors standing for election at the 2005 Annual Meeting of Stockholders are directors currently serving on the Board of Directors, were recommended by the Nominating and Governance Committee and were approved by a majority of the independent directors on the Board of Directors.

Minimum Criteria for Nominating Directors

The Nominating and Governance Committee Charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the Nominating and Governance Committee to the full Board of Directors. Candidates nominated for election or reelection to the Board of Directors by the committee must:

•	possess high personal and professional ethics, integrity and values, an independent mind and mature judgment;

•	have the depth of experience and the availability to perform as a member of the Board of Directors, along with a balance of business interests and experience comparable to, or exceeding, the Company’s incumbent or other nominated directors;

•	possess any required expertise then needed on the Board of Directors or one of its committees; and

•	be prepared to participate fully in Board of Director activities, including active membership on one or more Board of Director committees and attendance at, and active participation in, meetings of the Board of Directors and any committee of which he or she is a member.

The above criteria are simply minimum qualifications and, ultimately, the Nominating and Governance Committee will recommend to the full Board of Directors individuals who the Nominating and Governance Committee believes will be effective, along with the other members of the Board of Directors, in serving the long-term interests of the Company’s stockholders. Candidates are also evaluated based on their background and the need for any required expertise on the full Board of Directors or one of its committees at any particular time.

Stockholder Recommendations of Director Candidates to the Nominating and Governance Committee

As discussed above, the Nominating and Governance Committee will consider individuals recommended by the Company’s stockholders to serve on the Board of Directors. Stockholders who wish to recommend individuals for consideration by the Nominating and Governance Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at P.O. Box 619048, DFW Airport, Texas 75261.

Submissions must include:

•	the name and address, as they appear in the Company’s records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of the Company’s capital stock that are owned of record and beneficially by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made; and

•	all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board of Directors and to serve if elected by the Company’s stockholders. In accordance with the Company’s Amended and Restated By-Laws, recommendations for nominations for our 2006 Annual Meeting of Stockholders must be received not more than 90 days nor less than 70 days before the first anniversary of the Annual Meeting, to assure time for meaningful consideration and evaluation of all potential nominees by the Nominating and Governance Committee. In the event that the date set for the Company’s 2006 Annual Meeting of Stockholders is advanced by more than 20 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be delivered not more than the 90 days prior to the Company’s 2006 Annual Meeting of Stockholders and not later than (i) the close of business on the later of the 70th day prior to the Company’s 2006 Annual Meeting of Stockholders or (ii) the 10th day following the day on which public announcement of the date of the Company’s 2006 Annual Meeting of Stockholders is first made.

Stockholder Communications with Board of Directors and Committees

Any stockholder who desires to make his or her concerns known to an individual director, a committee of the Board of Directors, the non-management directors or the entire Board of Directors may do so by mail to: Board of Directors at P.O. Box 619048, DFW Airport, Texas 75261. The Company’s Secretary will forward all stockholder communications, other than communications that are not properly directed or are deemed frivolous, to the director, specific committee, non-management directors or the entire Board of Directors, as requested in the communication.

Any communications to the Company from one of the Company’s officers or directors will not be considered “stockholder communications.” Communications to the Company from one of the Company’s employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, will not be viewed as “stockholder communications.”

Executive Sessions

Pursuant to the Company’s Corporate Governance Guidelines, the non-management directors of the Company meet at regularly scheduled executive sessions outside the presence of Company management. The Chairman of such executive sessions is designated by vote of the non-management directors and functions as the presiding director at each executive session on an annual basis.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.aviall.com under “Investor Relations,” and is available in print to any stockholder by written request made to Aviall, Inc., Attention: Investor Relations, P.O. Box 619048, DFW Airport, Texas 75261.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company (“outside directors”) were entitled to receive an annual retainer of $24,375 during 2004 (the “Annual Retainer”). In addition, outside directors received $750 for each Board of Directors or committee meeting they attended telephonically and $1,500 for each Board of Directors or committee meeting they attended in person during 2004. Outside directors who served as chairman of a standing committee received an additional $5,000 per committee that they chaired. Beginning in March 2005, outside directors will be entitled to receive an Annual Retainer of $36,563, and the chairman of the Audit Committee will be entitled to receive $7,500 for chairing that Committee. The meeting attendance fees paid to outside directors are not expected to change for 2005. Directors who are employees of the Company or any of its subsidiaries do not receive any fees for serving on the Board of Directors. Directors are also reimbursed for expenses incurred in attending meetings of the Board of Directors or any committees thereof.

Directors who are not employees of the Company are eligible to participate in the Company’s Amended and Restated 1998 Directors Stock Plan (the “Directors Stock Plan”). Under the Directors Stock Plan, each eligible director may make an election to receive shares of restricted Common Stock in lieu of the Annual Retainer. All eligible directors, other than Dr. Muzyka, participated in the Directors Stock Plan during 2004 in connection with the payment of their respective Annual Retainers. For 2004, the number of shares of Common Stock granted to a participant in the Directors Stock Plan was the nearest number of whole shares of Common Stock which can be purchased for $30,000 (the “Share Value”), based on the mean of the highest and lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. In the event that there is an increase or decrease in the Annual Retainer, the Share Value adjusts automatically so that the ratio between the Share Value and the Annual Retainer is maintained. Accordingly, since the Annual Retainer increased to $36,563 in March 2005, the Share Value increased to $45,000 for Directors Stock Plan grants made after that time. Effective as of January 2004, shares of Common Stock granted under the Directors Stock Plan are granted automatically on the first New York Stock Exchange trading day in February of each calendar year to each eligible director who has elected to participate in the Directors Stock Plan at least six months prior to that date. However, the Directors Stock Plan Amendment would change this date to January 26th of each year or the first New York Stock Exchange trading day thereafter. See “Approval of Directors Stock Plan Amendment (Proposal No. 3).”

A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. Effective as of January 2004, a director’s ownership rights in such shares do not vest until eleven months after the date of grant and then only if the director has continuously served on the Board of Directors during such eleven-month period. However, a participating director who has completed a full term of service prior to the end of the eleven-month period following the date of grant, or whose service during such eleven-month period was interrupted due to death or disability, will be vested in a pro rata number of such shares. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

Effective as of January 2004, outside directors are eligible to receive options to purchase up to 5,000 shares of Common Stock under the Directors Stock Plan on the first New York Stock Exchange trading day in February of each calendar year. As mentioned above, the Directors Stock Plan Amendment would change this date. See “Approval of Directors Stock Plan Amendment (Proposal No. 3).” Each grant of options to purchase shares of Common Stock pursuant to the Directors Stock Plan becomes exercisable in full on a date or dates not less than eleven months nor more than five years from the date of grant, so long as the director has served continuously on the Board of Directors during such period. In the event of the death or disability of a director, all outstanding options shall become exercisable in full and may be exercised at any time within one year after such director’s death or disability. If a director’s service terminates for a reason other than death or disability, the outstanding options may be exercised to the extent that they would be exercisable on the date that is eleven months and one day after the date of such termination and shall expire eleven months and one day after such termination. However, in the event of a Change in Control (as defined in the Directors Stock Plan), all grants of options to purchase shares of Common Stock pursuant to the Directors Stock Plan shall become immediately exercisable. On February 2, 2004, each of Dr. Muzyka and Messrs. Schnieders, Schofield, Wegner, Whitman, Fernandez, Clare and Holt were granted options to purchase 5,000 shares of Common Stock at an exercise price of $15.375. The options have a 10-year term and vested on February 2, 2005.

On March 27, 2003, the Board of Directors adopted stock ownership guidelines for the outside directors. Under the guidelines, each outside director is expected to own shares of Common Stock with an aggregate value of three times the Annual Retainer within five years. Any outside directors appointed or elected in the future will be encouraged to meet these guidelines within five years of their appointment or election to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 12, 2003, the Carlyle Investors converted all of the Company’s outstanding shares of Series D Redeemable Preferred Stock into 11,100,878 shares of Common Stock, following a reduction by the Board of Directors of the conversion price of the Series D Redeemable Preferred Stock from $5.80 per share to approximately $4.62 per share. The shares of Common Stock issued to the Carlyle Investors as a result of the conversion represented approximately 36% of the Company’s outstanding Common Stock at the time of the conversion.

Pursuant to a Registration Rights Agreement, entered into in December 2001, the Company agreed to register certain securities owned by the Carlyle Investors and to indemnify the Carlyle Investors against certain liabilities related to the selling of Common Stock, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the shares of Common Stock (including the reimbursement of fees paid by the Carlyle Investors to counsel); however, the Carlyle Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of Common Stock. In late 2003, the Carlyle Investors notified the Company of their election to exercise one of their demand registration rights under the Registration Rights Agreement.

On January 9, 2004, the Company filed a shelf registration statement on Form S-3, registering the offer and sale from time to time of (i) up to $200,000,000 of the Company’s securities described in the registration statement by the Company and (ii) up to 7,000,000 shares of the Common Stock by the Carlyle Investors. The Company filed an amendment to the registration statement on February 26, 2004 and, on March 8, 2004, the SEC declared the registration statement effective. On April 28, 2004, the Carlyle Investors sold 2,500,000 shares of

Common Stock in an underwritten offering under this shelf registration statement. On February 8, 2005, the Carlyle Investors sold an additional 4,000,000 shares of Common Stock in a second underwritten offering under this shelf registration statement.

In March 2002, the Company entered into a Registration Rights Agreement (the “Mezzanine Registration Rights Agreement”) with the holders of the Company’s then outstanding mezzanine debt, including an affiliate of the Carlyle Investors (the “Mezzanine Investors”), pursuant to which the Company agreed to register the offer and sale of Common Stock acquirable by the Mezzanine Investors upon the exercise of warrants held by them and to indemnify the Mezzanine Investors against certain liabilities related to the selling of the Common Stock, including liabilities arising under the Securities Act. Under the Mezzanine Registration Rights Agreement, the Company also agreed to pay the costs and fees of registering the Common Stock (including the reimbursement of fees paid by the Mezzanine Investors to counsel); however, the Mezzanine Investors will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock.

On May 1, 2002, the Company filed a shelf registration statement on Form S-3 on behalf of the Mezzanine Investors, registering the offer and sale from time to time of 1,750,000 shares of Common Stock. The Company filed amendments to the registration statement on July 19, 2002 and August 7, 2002, and on August 16, 2002, the SEC declared the registration statement effective.

Under the terms of the Mezzanine Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration statement to remain effective until the earlier of the date that (i) all of the shares of Common Stock registered under the Mezzanine Registration Rights Agreement are sold or (ii) the shares of Common Stock acquired by the Mezzanine Investors are eligible for resale pursuant to Rule 144(k) under the Securities Act.

Pursuant to the terms of certain of the above agreements, the Company is obligated to reimburse the Carlyle Investors and to otherwise pay certain fees and expenses incurred in connection with the transactions described in those agreements. During 2004, the Company reimbursed the Carlyle Investors or otherwise paid approximately $225,000 of such fees and expenses.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to the Company about the beneficial ownership of Common Stock as of April 15, 2005 by (i) all persons and entities who the Company believes beneficially own 5% or more of the Company’s outstanding Common Stock (ii) each of the named executive officers of the Company; (iii) each director and nominee director of the Company and (iv) all of the directors and executive officers as of April 15, 2005 as a group. For purposes of this Proxy Statement, Paul E. Fulchino, Colin M. Cohen, Dan P. Komnenovich, Charles M. Kienzle and James T. Quinn are referred to as the “named executive officers” of the Company.

The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock underlying options, warrants or convertible securities that are exercisable or convertible by that person within 60 days of April 15, 2005.

The information regarding beneficial ownership of Common Stock by the entities who the Company believes beneficially own 5% or more of the outstanding Common Stock identified below is included in reliance on reports filed with the SEC by such entities, except that the percentage is based upon calculations made in reliance upon the number of shares of Common Stock reported to be beneficially owned by such entity in such report and the number of shares of Common Stock outstanding on April 15, 2005.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the shares of Common Stock listed as beneficially owned by that person or entity. Percentage of beneficial ownership is based on 33,459,480 shares of Common Stock outstanding on April 15, 2005.

Unless otherwise indicated in the footnotes, the address for each executive officer and director is c/o Aviall, Inc., 2750 Regent Boulevard, DFW Airport, Texas 75261.

Name	Total Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned

Beneficial owners of 5% or more:
TCG Holdings, L.L.C.(2)(3)	4,624,615	13.7%
Stichting Pensioenfonds ABP(4)	2,166,700	6.5%
Abrams Bison Investments, L.L.C.(5)	1,903,100	5.7%
Executive officers and directors:
Paul E. Fulchino(6)	492,970	1.5%
Peter J. Clare(7)	11,013	*
Colin M. Cohen(8)	53,917	*
Chris A. Davis	0	0%
Alberto F. Fernandez(9)	13,672	*
Allan M. Holt(10)	11,013	*
Charles M. Kienzle(11)	273,795	*
Dan P. Komnenovich(12)	94,341	*
Donald R. Muzyka	20,651	*
James T. Quinn(13)	203,307	*
Richard J. Schnieders(14)	42,377	*
Jonathan M. Schofield(15)	24,754	*
Arthur E. Wegner(16)	27,570	*
Bruce N. Whitman(17)	99,377	*
All current directors and executive officers as a group (18 persons)	2,047,132	5.9%

*	Less than one percent

(1)	Represents shares of Common Stock beneficially owned by such individuals, including shares beneficially owned pursuant to the Aviall, Inc. Employees’ Savings Plan and shares of restricted stock beneficially owned pursuant to the Directors Stock Plan.

(2)	TCG Holdings, L.L.C. and certain affiliates beneficially own 4,624,615 shares of Common Stock by virtue of their beneficial ownership of 4,362,115 shares of Common Stock and a warrant exercisable for 262,500 shares of Common Stock, consisting of (i) 3,839,242 shares of Common Stock owned of record by Carlyle Partners III, L.P., (ii) 199,250 shares of Common Stock owned of record by CP III Coinvestment, L.P., (iii) 224,115 shares of Common Stock and a warrant currently exercisable for 262,500 shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iv) 99,508 shares of Common Stock owned of record by Carlyle-Aviall Partners II, L.P.

(3)	TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by Carlyle High Yield Partners, L.P. and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of Common Stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of Common Stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Each of the foregoing entities reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(4)	The address of the principal offices of Stichting Pensioenfonds ABP is Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, the Kingdom of the Netherlands. Stichting Pensioenfonds ABP reports to have sole voting and investment power over the shares of Common Stock reported to be beneficially owned by such entity.

(5)	Represents shares beneficially owned by Abrams Bison Investments, LLC and Gavin Abrams, an individual who is the managing member of Abrams Bison Investments, LLC. The address of the principal offices of Abrams Bison Investments, L.L.C. and Gavin Abrams is 7315 Wisconsin Ave., Suite 700E, Bethesda, Maryland 20814. Both Abrams Bison Investments, LLC and Gavin Abrams have (i) indicated shared voting and investment power over the shares of Common Stock reported and (ii) disclaimed beneficial ownership of the shares of Common Stock reported, except to the extent of their pecuniary interest therein.

(6)	Includes 39,664 shares of restricted Common Stock for which Mr. Fulchino has sole voting power and no investment power and 289,073 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(7)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington D.C. 20004-2505. Includes 1,062 shares of restricted Common Stock for which Mr. Clare has sole voting power and no investment power and 8,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(8)	Includes 10,234 shares of restricted Common Stock for which Mr. Cohen has sole voting power and no investment power and 39,633 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options. Also includes 750 shares of Common Stock held by Mr. Cohen as a custodian for his daughter under the Uniform Gift to Minors Act. Mr. Cohen disclaims beneficial ownership of such shares.

(9)	Includes 1,062 shares of restricted Common Stock for which Mr. Fernandez has sole voting power and no investment power and 8,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(10)	The address of this person is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Includes 1,062 shares of restricted Common Stock for which Mr. Holt has sole voting power and no investment power and 8,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(11)	Includes 15,268 shares of restricted Common Stock for which Mr. Kienzle has sole voting power and no investment power and 223,929 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(12)	Includes 25,489 shares of restricted Common Stock for which Mr. Komnenovich has sole voting power and no investment power and 45,860 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(13)	Includes 15,711 shares of restricted Common Stock for which Mr. Quinn has sole voting power and no investment power and 171,144 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(14)	Includes 1,062 shares of restricted Common Stock for which Mr. Schnieders has sole voting power and no investment power and 17,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(15)	Includes 1,062 shares of restricted Common Stock for which Mr. Schofield has sole voting power and no investment power and 14,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(16)	Includes 1,062 shares of restricted Common Stock for which Mr. Wegner has sole voting power and no investment power and 17,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

(17)	Includes 1,062 shares of restricted Common Stock for which Mr. Whitman has sole voting power and no investment power and 17,000 shares of Common Stock that may be acquired within 60 days of April 15, 2005, through the exercise of stock options.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

During 2004, the Compensation Committee had responsibility for the Company’s executive compensation practices and policies.

During 2004, the members of the Compensation Committee were, and currently are, Messrs. Clare (Chairman), Whitman and Schnieders, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Compensation Committee in 2004 and the current members of the Compensation Committee meet the independence requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The members of the Compensation Committee are not eligible to participate in the compensation plans or programs administered by the Compensation Committee. The members of the Compensation Committee are eligible to participate in the Directors Stock Plan, which is administered by the Nominating and Governance Committee.

This report regarding the Company’s compensation policies during fiscal year 2004 is being submitted by the members of the Compensation Committee.

Executive Pay Policy

The Company’s compensation programs are intended to attract, retain and motivate the key people necessary to lead the Company to achieve its strategic objective of increased stockholder value over the long-term, reflecting the Compensation Committee’s belief that executive compensation should seek to align the interests of the Company’s executives with those of its stockholders. The program is performance based and utilizes three components: (a) base salary, (b) short-term incentives and (c) long-term compensation in the form of both stock options and restricted stock.

In establishing compensation, the Compensation Committee seeks to provide a mix of base salary and short and long-term incentive compensation that provides executives with a competitive total compensation package. The Compensation Committee sets compensation in this manner to ensure that the Company’s compensation practices do not competitively disadvantage the Company in its efforts to retain and attract key executives while maintaining its cost structure. During 2004, the Compensation Committee reviewed the Company’s compensation structure, including the mix of base salary, short-term and long-term incentive compensation.

Base Salary

Effective January 1, 2000, Paul E. Fulchino, was elected Chairman, President and Chief Executive Officer of the Company. In connection with his election to these positions, Mr. Fulchino entered into an employment agreement with the Company. See “Compensation of Executive Officers—Employment and Severance Arrangements—Employment Agreement.” Pursuant to the terms of his employment agreement and as determined by the Board of Directors, Mr. Fulchino’s minimum base salary for 2004 was $512,481.

Short-Term Incentive Payments

Under the 2004 short-term incentive program, all executive officers, including Mr. Fulchino, were eligible to receive an aggregate bonus award of up to 120% of their base salary, subject to the Company or a specific business unit of the Company meeting specific EBIT and working capital objectives. These bonus awards were payable two-thirds in cash and one-third in shares of restricted Common Stock.

In January 2005, Mr. Fulchino was awarded a cash bonus of $592,512. This amount includes the cash portion of Mr. Fulchino’s bonus under the 2004 short-term incentive program, as well as an additional discretionary bonus of $250,000 to reward Mr. Fulchino for his continuous outstanding efforts and leadership in securing the significant long-term supplier contracts obtained since Mr. Fulchino joined the Company. In addition, in January 2005 Mr. Fulchino was granted 7,544 shares of restricted Common Stock pursuant to the 2004 short-term incentive program. The shares of restricted Common Stock vest on the third anniversary of the grant date and are subject to the terms of the Aviall, Inc. 1998 Stock Incentive Plan (the “1998 Stock Incentive Plan”).

In connection with the Compensation Committee’s review of total compensation, the bonus opportunities for all executive officers in 2005, including Mr. Fulchino, were set at 120% of base salary, and allocated two-thirds in cash and one-third in shares of restricted Common Stock.

Stock Options

During 2004, the 1998 Stock Incentive Plan was administered by the Board of Directors and the Compensation Committee. The 1998 Stock Incentive Plan is designed to provide incentive compensation to the Company’s executive officers and other key management personnel. The grants are long-term incentives for further performance, which are designed to align the interests of management with those of the Company’s stockholders.

Mr. Fulchino was granted options to purchase 88,000 shares of Common Stock in January 2004. At the same time, the Compensation Committee also approved stock option grants to the other executive officers and certain key employees. The number of options granted to a specific individual was dependent upon such individual’s potential for promotion based upon the individual’s current performance and such individual’s expected impact on the Company’s future performance. All options were granted at the fair market value at the time of grant. These options vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant.

Stock Ownership

Upon the Compensation and Nominating Committee’s recommendation in 1993, the Board of Directors approved voluntary executive stock ownership guidelines for the Company’s Chief Executive Officer, executive officers and certain other individuals. The guidelines are intended to encourage key employees to become substantial stockholders. Under the guidelines, the Company’s Chief Executive Officer is expected to own shares of Common Stock with an aggregate value of three times his or her then-current base salary within five years of appointment to such position. Within such time period, all other executive officers are expected to own shares of Common Stock with a value of 1.5 times their base salary and the remaining individuals subject to the policy who are not executive officers are expected to own shares having a value of one-half times their annual base salary. During 2004, the Compensation Committee reviewed the progress of the Company’s executives against these guidelines, and during 2005, the Compensation Committee will continue this review.

The Compensation Committee periodically reviewed the potential impact of the $1.0 million deduction limitation on executive compensation for the top five executives which was implemented as part of the Omnibus Budget Reconciliation Act of 1993. Due, in part, to the Company’s existing net operating loss carryforward, the Compensation Committee believed that no action was necessary during 2004. During 2005, the Compensation Committee intends to continue to evaluate the Company’s potential exposure to the deduction limitation on an annual basis. As a result of this review, the Compensation Committee and the Board of Directors decided to submit the Management Incentive Plan to our stockholders for approval. See “Approval of Management Incentive Plan (Proposal No. 2).”

Submitted by the members of the Compensation Committee of the Board of Directors.

Peter J. Clare Chairman	Bruce N. Whitman	Richard J. Schnieders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2004, the members of the Compensation Committee of the Board of Directors were Messrs. Clare (Chairman), Whitman and Schnieders. None of the members of the Compensation Committee was at any time during 2004, or at any other time, an officer or employee of the Company. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee. During 2004, no executive officer of the Company served as a director or member of a compensation committee of another entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Securities Underlying Options(3)	All Other Compensation(4)
Paul E. Fulchino Chairman, President and Chief Executive Officer of Aviall, Inc.	2004 2003 2002	$516,734 512,481 472,500	$592,512 288,082 341,485	$883 952 797	$171,249 144,035 170,737	88,000 110,000 125,000	$9,211 9,209 8,455

Colin M. Cohen Senior Vice President and Chief Financial Officer of Aviall, Inc.(5)	2004 2003 2002	248,862 249,231 31,385	176,503 144,296 29,814	— 12,951 —	81,992 72,134 14,905	16,100 12,000 40,000	5,757 42,855 —

Dan P. Komnenovich President and Chief Operating Officer of Aviall Services, Inc.	2004 2003 2002	317,246 314,645 290,125	326,977 180,830 219,253	— — —	113,477 90,402 109,625	32,000 40,000 45,000	6,461 6,195 5,268

Charles M. Kienzle Senior Vice President of Operations of Aviall Services, Inc.	2004 2003 2002	192,869 192,750 178,500	169,175 112,013 130,151	— — —	67,079 56,004 65,074	17,300 22,000 25,000	5,878 5,253 5,141

James T. Quinn Senior Vice President of Sales and Marketing of Aviall Services, Inc.	2004 2003 2002	199,038 197,501 182,875	168,369 115,792 133,587	— — —	69,197 57,892 66,789	17,300 22,000 25,000	6,576 5,642 4,538

(1)	Includes amounts reimbursed for the payment of income taxes (i) related to insurance premiums paid by the Company in 2002, 2003 and 2004 and taxable to Mr. Fulchino and (ii) related to relocation expenses paid by the Company in 2003 and taxable to Mr. Cohen.

(2)	The grants of shares of restricted Common Stock in 2002, 2003 and 2004 were made pursuant to the Company’s annual incentive compensation program. That program provides for incentive compensation to be paid two-thirds in cash and one-third in shares of restricted Common Stock. The shares of restricted Common Stock vest on the third anniversary of the grant date. Recipients of shares of restricted Common Stock are entitled to receive any dividends paid thereon. The dollar amounts shown for 2004 were based upon a price of $22.70 per share, the closing market price of the shares on the New York Stock Exchange on January 27, 2005, the grant date. The dollar amounts shown for 2003 were based upon a price of $15.60 per share, the closing market price of the shares on the New York Stock Exchange on January 28, 2004, the grant date. The dollar amounts shown for 2002 were based upon a price of $7.46 per share, the closing market price of the shares of Common Stock on the New York Stock Exchange on January 30, 2003, the grant date. As of December 31, 2004, the aggregate number of shares of restricted Common Stock and their value (based upon a price of $22.97 per share, the closing market price of Common Stock on the New York Stock Exchange on December 31, 2004) held by each named executive officer were as follows: Mr. Fulchino, 49,613 shares of restricted Common Stock valued at $1,139,611; Mr. Cohen, 6,622 shares of restricted Common Stock valued at $152,107; Mr. Komnenovich, 33,168 shares of restricted Common Stock valued at $761,869; Mr. Kienzle, 20,125 shares of restricted Common Stock valued at $462,271; and Mr. Quinn, 18,933 shares of restricted Common Stock valued at $434,891.

(3)	Grants of stock options vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of grant.

(4)

For 2004, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,838; Mr. Cohen, $632, Mr. Komnenovich, $1,336; Mr. Kienzle, $753; and Mr. Quinn, $1,451, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,248 for Mr. Fulchino and (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the amount of $5,125 for each named executive officer. For 2003, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,947; Mr. Cohen, $484; Mr. Komnenovich, $1,195; Mr. Kienzle, $688; and Mr. Quinn, $1,168, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,262 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the following amounts: Mr. Fulchino, $5,000; Mr. Cohen, $785; Mr. Komnenovich, $5,000; Mr. Kienzle, $4,565; and Mr. Quinn, $4,474, (iv) a transfer allowance in the amount of $20,000 for Mr. Cohen and (v) relocation expenses in the amount of $21,586 for Mr. Cohen. For 2002, this column represents (i) premiums for group term life insurance payments to each of the named executive officers in the following amounts: Mr. Fulchino, $2,808; Mr. Komnenovich, $884; Mr. Kienzle, $678; and Mr. Quinn, $585, (ii) premiums for supplemental long-term disability insurance payments in the amount of $1,056 for Mr. Fulchino, (iii) contributions to the Aviall, Inc. Employees’ Savings Plan in the following amounts: Mr. Fulchino, $4,591; Mr. Komnenovich, $4,384; Mr. Kienzle, $4,463; and Mr. Quinn, $3,953.

(5)	Mr. Cohen began serving as Senior Vice President and Chief Financial Officer of the Company effective as of December 2004.

Employment and Severance Arrangements

Employment Agreement. The Company is a party to an employment agreement, as amended (the “Employment Agreement”), with Mr. Fulchino pursuant to which Mr. Fulchino serves as the Company’s Chairman, President and Chief Executive Officer. Under the Employment Agreement, Mr. Fulchino receives an annual base salary of at least $472,500 and is eligible to receive incentive compensation of not less than 100% of his base salary (although he is not guaranteed any specific amount of incentive compensation). Mr. Fulchino is also entitled to supplemental term life insurance of $900,000, supplemental disability insurance with long-term disability benefits equal to 60% of his base salary, and other employee benefits made generally available to the Company’s senior executives. The Employment Agreement expires on December 31, 2005. In the event of an involuntary termination of his employment (other than for Cause (as defined in the Employment Agreement) or his death or disability), Mr. Fulchino would receive severance pay in an amount equal to the greater of two times his then-current base salary or the base salary for the remainder of the term of the Employment Agreement. Pursuant to the Employment Agreement, on December 21, 1999, Mr. Fulchino was granted options to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the grant date. Mr. Fulchino exercised these options in February 2005.

Severance Agreements. The Company has entered into an Amended and Restated Severance Agreement (a “Severance Agreement”) with each of its executive officers. The Severance Agreements become operative only upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements provide that if, within a two-year period following a Change in Control (as defined in the Severance Agreements), the Company terminates the employment of such executive officer for reasons other than death, disability or Cause (as defined in the Severance Agreements), or the executive officer terminates employment with the Company for Good Reason (as defined in the Severance Agreements), the executive officer is entitled to receive a severance payment in an amount equal to a multiple of two or three (depending upon the terms of the particular Severance Agreement) times the sum of (i) such executive officer’s then-current base salary and (ii) an amount equal to the greater of such executive officer’s (1) incentive compensation for the current fiscal year (assuming the Company had reached target performance for that year) or (2) incentive compensation paid or payable to the executive for the most recently completed fiscal year. The executive officer is also entitled to continue to receive health and life insurance benefits for a period of one year following his or her termination upon a Change in Control (as defined in the Severance Agreements). The Severance Agreements further provide that if any amount payable thereunder or otherwise to the executive officer is determined to be an “excess parachute payment” under the Internal Revenue Code of 1986, as amended (the “Code”), such executive officer would be entitled to receive an additional payment (net of income taxes) equal to the excise tax imposed under the Code on such payment.

Severance Pay Plan. The Company maintains an Amended and Restated Severance Pay Plan (the “Severance Pay Plan”) for the benefit of all full-time employees, including executive officers. The Severance Pay Plan provides that if the Company terminates an eligible employee’s employment for any reason other than Cause (as defined in the Severance Pay Plan), the employee is entitled to receive severance pay in an amount determined in accordance with the terms of the Severance Pay Plan. For executive officers, the severance pay is an amount equal to a multiple of one or two (as the case may be) times the sum of (i) the executive’s then-current base salary and (ii) the greater of such executive officer’s (1) target incentive payment for the year in which his employment was terminated or (2) incentive payment for the most recently completed fiscal year. Payments under the Severance Pay Plan are made in installments (a one or two-year period for executive officers) unless the employee’s employment is terminated within one year following a Change in Control (as defined in the Severance Pay Plan). In that circumstance, the severance payment is made in a lump sum. The Severance Pay Plan provides that in the event that an employee is terminated under circumstances in which he or she is entitled to receive severance payment under any other written agreement (including the Employment Agreement and the Severance Agreements described in the preceding paragraphs), the employee is not entitled to receive the benefits intended to be provided under the Severance Pay Plan.

OPTION GRANTS IN 2004

The following table provides information regarding the grant of stock options to each of the named executive officers in 2004. The Company does not have any stock appreciation rights outstanding.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price per
Name	Granted(1)	Fiscal 2004	Share	Expiration Date	5%	10%
Paul E. Fulchino	88,000	20.7%	$15.60	29,040 on 01/28/10 29,040 on 01/28/11 29,920 on 01/28/12	$154,071 184,426 222,854	$349,536 429,792 533,772

Colin M. Cohen	16,100	3.8	15.60	5,313 on 01/28/10 5,313 on 01/28/11 5,474 on 01/28/12	28,188 33,742 40,772	63,949 78,632 97,656

Dan P. Komnenovich	32,000	7.5	15.60	10,560 on 01/28/10 10,560 on 01/28/11 10,880 on 01/28/12	56,026 67,064 81,038	127,104 156,288 194,099

Charles M. Kienzle	17,300	4.1	15.60	5,709 on 01/28/10 5,709 on 01/28/11 5,882 on 01/28/12	30,289 36,257 43,811	68,716 84,493 104,935

James T. Quinn	17,300	4.1	15.60	5,709 on 01/28/10 5,709 on 01/28/11 5,882 on 01/28/12	30,289 36,257 43,811	68,716 84,493 104,935

(1)	Each of the options shown in the table above vest 33% on the first anniversary, 33% on the second anniversary, and 34% on the third anniversary of the date of the grant. Of the options granted in 2004 for (i) Mr. Fulchino, 6,410 were incentive stock options and 81,590 were nonqualified stock options, (ii) Mr. Cohen, 9,933 were incentive stock options and 6,167 were nonqualified stock options, (iii) Mr. Komnenovich, 6,410 were incentive stock options and 25,590 were nonqualified stock options, (iv) Mr. Kienzle, 8,715 were incentive stock options and 8,585 were nonqualified stock options and (v) Mr. Quinn, 8,715 were incentive stock options and 8,585 were nonqualified stock options.

(2)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by the Company to forecast possible appreciation of the price of the shares of Common Stock.

AGGREGATED OPTION EXERCISES IN 2004

AND DECEMBER 31, 2004 OPTION VALUES

The following table provides information regarding the exercise of options by each of the named executive officers during 2004 and the number of unexercised options held at December 31, 2004 by each of the named executive officers.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul E. Fulchino	16,000	$285,000	715,668	204,200	$11,326,725	$2,466,122
Colin M. Cohen	—	—	30,360	37,740	434,188	435,389
Dan P. Komnenovich	40,589	531,764	48,288	74,100	838,143	894,319
Charles M. Kienzle	13,750	174,659	202,460	40,540	2,628,801	491,013
James T. Quinn	21,305	285,343	149,675	40,540	1,831,940	491,013

(1)	This value was based upon a per share price of $22.97, the closing price of the Common Stock on December 31, 2004, multiplied by the number of shares of Common Stock issuable upon exercise of these options.

RETIREMENT BENEFITS

The Company covers all employees who earn one year of eligibility service (as defined in the Aviall, Inc. Retirement Plan (the “Retirement Plan”)) and attain age 21, including executive officers, and two employees located internationally under the Retirement Plan. Benefits payable under the Retirement Plan are based on an employee’s career earnings with the Company and its subsidiaries. At normal retirement age of 65, a participant is entitled to a monthly pension benefit payable for life. The annual pension benefit, when paid in the form of a life annuity with no survivor’s benefits, is generally equal to the sum of 1.45% of the first $15,600 of Basic Compensation (as defined in the Retirement Plan), plus 1.85% of the portion of the Basic Compensation in excess of $15,600 during each such year while a participant in the Retirement Plan.

Benefits under the Retirement Plan vest at the earlier of the completion of five years of vesting service or upon reaching age 65. However, in the event of a Change of Control (as defined in the Retirement Plan) all employee-participants will be fully vested, and the term “accrued benefit” will include certain severance payments under the Severance Pay Plan and other severance payments under Change of Control severance agreements, and will also include the value of early retirement benefits for any employee-participant age 45 or above or with 10 or more years of service. These benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s pension benefits may be paid in certain alternative forms having actuarially equivalent values.

The maximum annual benefit under a qualified pension plan is currently $170,000 beginning at the Social Security retirement age, which is currently age 65. The maximum compensation and bonus that may be taken into account in determining annual retirement accruals is currently $210,000. The Company maintains a non-qualified, unfunded benefit plan, called the Aviall, Inc. Benefit Restoration Plan (the “Benefit Restoration Plan”), which covers those participants in the Retirement Plan, including those named below, whose benefits are reduced under the Code or other United States laws. A participant in the Benefit Restoration Plan who is vested in his or her benefits under the Retirement Plan is entitled to a benefit equal to the difference between (i) the amount of benefits that the participant would be entitled to under the Retirement Plan if no statutory reductions applied to such benefits and, if applicable, if Basic Compensation included the value of any restricted stock rights awarded to the participant under the Aviall, Inc. Bonus Plan; and (ii) the amount of benefits the participant is entitled to under the Retirement Plan and the Ryder System, Inc. Retirement Plan. Benefits under the Benefit Restoration Plan are paid in the same manner, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan. However, in the event of a Change of Control (as defined in the Retirement Plan), all participants will be fully vested for purposes of eligibility for benefits under the Benefit Restoration Plan, and the lump sum value of the benefits owing under the Benefit Restoration Plan (along with the amounts necessary to cover all federal income taxes owing on the benefits and these amounts) will be paid immediately to the participant.

The following table sets forth the combined estimated annual pension benefits under the Retirement Plan and the Benefit Restoration Plan to each named executive officer (in the form of a single life annuity), based on the amounts set forth in the “Salary” column of the Summary Compensation Table plus historical bonus and historical restricted stock grants. These amounts assume such executive officer remains continuously employed at current salary levels until retirement at the normal retirement date, which is the date on which such named executive officer reaches age 65. The table excludes possible future bonus amounts and future restricted stock grants because of the discretionary and variable nature of such compensation.

Name	Amount
Paul E. Fulchino	$136,293
Colin M. Cohen	64,091
Dan P. Komnenovich	126,210
Charles M. Kienzle	103,691
James T. Quinn	74,156

The Company also maintains the Aviall, Inc. Supplemental Executive Retirement Income Plan (the “Executive Retirement Plan”) that further covers the current Chief Executive Officer of the Company, Mr. Fulchino (the “CEO”), and key officers of the Company designated by the Board of Directors as eligible to participate in the Executive Retirement Plan. The named executive officers are currently eligible to participate in the Executive Retirement Plan.

Monthly benefits payable under the Executive Retirement Plan are equal to (i) two percent (2%), or three percent (3%) in the case of the CEO, of the participant’s average monthly rate of compensation for three successive calendar years, out of the six previously completed calendar years, that give the highest average monthly rate of compensation, multiplied by (ii) the participant’s number of years of Credited Service (as defined in the Executive Retirement Plan), not to exceed 25 years, or in the case of the CEO, 16 2/3 years, less (iii) the sum of the participant’s monthly benefits under the Retirement Plan, the Benefit Restoration Plan, the Ryder System, Inc. Retirement Plan and Social Security. The CEO’s years of Credited Service is equal to two times his actual number of years of service with the Company, but in no event shall it exceed 16 2/3 years.

A participant is entitled to the monthly benefits as described above upon retirement at the age of 65 or later. A participant is also entitled to monthly benefits (based upon compensation and Credited Service to date) upon retirement at an earlier age, upon disability, or upon other employment termination after being “vested” in all or a portion of his or her benefits based on completed Years of Vesting Service (as defined in the Executive Retirement Plan). The CEO’s Years of Vesting Service is equal to two times his years of vesting service under the Retirement Plan. A participant who has five or more Years of Vesting Service but less than ten Years of Vesting Service will be vested in 75% of his or her benefits, and a participant with ten or more Years of Vesting Service will be vested in 100% of his or her benefits. If a participant is terminated for Cause (as defined in the Executive Retirement Plan), he or she will not be vested in any benefits, regardless of his or her Years of Vesting Service. In addition, a participant’s surviving spouse is entitled to death benefits upon a participant’s death before benefits otherwise commence. A participant’s benefits may be paid in the same manner and form, as of the same date and subject to the same conditions as the benefits payable under the Retirement Plan.

In the event of a Change of Control (as defined in the Retirement Plan) certain participants who, within three years of the Change of Control, are involuntarily terminated other than for Cause (as defined in the Executive Retirement Plan) or voluntarily terminate their employment, will (i) be fully vested in their benefits,

(ii) receive two additional years of Credited Service, or in the case of the CEO, four additional years of Credited Service and (iii) have two years added to their age for certain early retirement purposes. In addition, upon a Change of Control, the Company must establish a trust or other funding arrangement that is subject to the claims of the Company’s general creditors for the purpose of funding the benefits payable under the Executive Retirement Plan. The Company also must contribute to the trust the amount necessary to fund 100% of the then-present value of the benefits payable under the Executive Retirement Plan to the participants when they reach age 65.

The following table sets forth, for the final average yearly compensation and years of credited service indicated, the total annual retirement benefits payable under the Executive Retirement Plan, the Retirement Plan, the Benefit Restoration Plan and the Ryder System Inc. Retirement Plan upon retirement at age 65. These amounts also include benefits payable under Social Security. The amounts marked with an asterisk (*) are calculated based upon the three percent (3%) formula for the determination of the CEO’s benefits.

Pension Plan Table

Final Average Annual Compensation for Three-Year Period	Years of Credited Service
	15		20		25
$ 200,000	$60,000		$80,000		$100,000
250,000	75,000		100,000		125,000
300,000	90,000		120,000		150,000
400,000	120,000		160,000		200,000
500,000	150,000		200,000		250,000
600,000	180,000		240,000		300,000
700,000	210,000		280,000		350,000
800,000	360,000	*	400,000	*	400,000
900,000	405,000	*	450,000	*	450,000
1,000,000	450,000	*	500,000	*	500,000
1,500,000	675,000	*	750,000	*	750,000

A participant’s annual compensation generally includes the amounts set forth in the “Salary” and “Bonus” columns of the Summary Compensation Table, and so long as the participant does not terminate his or her employment voluntarily or is not terminated for Cause (as defined in the Executive Retirement Plan), also includes the value of restricted Common Stock that was awarded to a participant, or if the participant does terminate his or her employment voluntarily or is terminated for Cause (as defined in the Executive Retirement Plan), then the value of restricted Common Stock that was awarded and that has vested.

The estimated years of credited service under the Executive Retirement Plan as of December 31, 2004, for the persons named in the Summary Compensation Table are as follows: Mr. Fulchino, 10 years; Mr. Cohen, 2.1 years; Mr. Komnenovich, 16.1 years; Mr. Kienzle, 20 years; and Mr. Quinn, 11 years. Pursuant to the terms of the Executive Retirement Plan, the years of credited service for Mr. Fulchino set forth above equal two times the actual number of years of his service.

The benefits as set forth in the table above are based on the benefits being payable in the form of a life only annuity with no survivor’s benefits; however, benefits will be payable under the Executive Retirement Plan in the form elected by the participant under the Retirement Plan which includes several optional forms of joint and survivor annuities and a ten years certain and life annuity.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on a share of Common Stock versus the cumulative total return on the Russell 2000 Stock Index, the S&P 500 Stock Index and the S&P 600 Aerospace & Defense Index. The Company has selected and included the Russell 2000 Stock Index because the Company is included within this index. The comparison assumes $100 was invested as of December 31, 1999 and all dividends were reinvested.

Total Stockholder Returns

The chart above was plotted using the following data:

Company/Index	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02	31-Dec-03	31-Dec-04
Aviall, Inc.	$100.00	61.83	$92.21	$98.32	$189.44	$280.55
S&P 500	100.00	90.90	80.09	62.39	80.29	89.03
S&P 600 Aerospace & Defense	100.00	106.15	98.41	79.46	97.52	128.54
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71

APPROVAL OF MANAGEMENT INCENTIVE PLAN

(Proposal No. 2)

On March 24, 2005, the Board of Directors adopted, subject to approval by the Company’s stockholders, the Management Incentive Plan. If the Management Incentive Plan is approved by the Company’s stockholders at the Annual Meeting, it would provide certain executive officers of the Company and its Subsidiaries with incentive compensation which is tied to the achievement of pre-established, objective performance goals in a manner that is substantially similar to how incentive compensation has been paid to the Company’s executive officers in the past. The Management Incentive Plan further formalizes the Company’s incentive compensation program, and is being submitted to the Company’s stockholders primarily due to considerations under Section 162(m) of the Code. Under Section 162(m), stockholder approval is necessary for the Company to deduct compensation in excess of $1 million that is paid to certain executive officers. However, if the Management Incentive Plan is approved by the Company’s stockholders, compensation paid pursuant to its terms will not count towards this $1 million limit.

The following description of the Management Incentive Plan is qualified in its entirety by reference to the actual text of the Management Incentive Plan, which is attached to this proxy statement as Appendix A.

Management Incentive Plan Summary

General. The purpose of the Management Incentive Plan is to advance the interests of the Company and its stockholders by identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain executive officers who have outstanding skills and abilities and who achieve superior performance and by fostering accountability and teamwork throughout the Company. If adopted by the stockholders, the effective date of the Management Incentive Plan will be January 1, 2005, and the Management Incentive Plan will remain in effect until it is terminated by the Board of Directors of the Company.

Compensation Committee’s Authority. The Management Incentive Plan will be administered by the Compensation Committee, who has full authority to (i) designate the executive officers who are eligible to participate in the Management Incentive Plan; (ii) establish the performance goals and achievement levels for each participant; and (iii) establish and certify the achievement of the performance goals. In addition, except as provided in the next sentence, the Compensation Committee may delegate its authority and responsibilities under the Management Incentive Plan to the Company’s chief executive officer. However, with respect to Covered Employees (being employees for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable), any decision concerning the awarding of incentive compensation for Covered Employees will be made exclusively by the members of the Compensation Committee who are at that time “outside” directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Eligibility. All nine executive officers of the Company are eligible to participate in the Management Incentive Plan. Unless another period is selected by the Compensation Committee, for each fiscal year of the Company for payment of incentive compensation, referred to as a Performance Period, the Compensation Committee will select the particular executive officers to whom incentive compensation may be awarded in accordance with performance goals. With respect to Covered Employees, the Compensation Committee must make its determination within the first ninety days of the Performance Period. To the extent permitted by the Compensation Committee, executive officers who participate in the Management Incentive Plan may also participate in other incentive compensation or benefit plans of the Company or any subsidiary.

Individual Performance Goals. For each Performance Period, the Compensation Committee may, but is not be required to, establish one or more individual performance goals for each participant. Any individual performance goal established for a Covered Employee must be determined solely in the discretion of the Compensation Committee, and the level of achievement of any such individual performance goal must be determined by the Compensation Committee.

The Compensation Committee may delegate to the Company’s chief executive officer the authority, but not the obligation, to establish individual performance goals for participants other than the chief executive officer, referred to as subordinate employees. If the chief executive officer establishes individual performance goals for subordinate employees, the Company’s chief executive officer must, within ninety days after the beginning of the Performance Period, deliver a written report to the Compensation Committee setting forth the individual performance goals and, within sixty days after the end of the Performance Period, deliver a written report to the Compensation Committee setting forth a determination of the level of achievement of the individual performance goals. The Compensation Committee will consider, but will not be bound by, the recommendations and determinations of the Company’s chief executive officer with respect to the individual performance goals of subordinate employees.

Determination of Goals and Incentive Compensation.

Establishment of Business Unit and Company Performance Goals. No later than the ninetieth day of the Performance Period, the Compensation Committee must approve and deliver to the chief executive officer a written report setting forth:

•	the business unit performance goals (as described below) for the Performance Period;

•	Company performance goals (as described below) for the Performance Period;

•	the threshold, target, and maximum achievement levels for business unit performance goals and Company performance goals for the Performance Period;

•	with respect to each participant, incentive compensation as a percentage of base pay for achievement of threshold, target and maximum achievement levels and the relative weighting of each performance goal in determining the participant’s incentive compensation; and

•	a schedule setting forth payout opportunity as a percentage of base pay for threshold, target and maximum achievement levels.

The Compensation Committee may delegate to the chief executive officer the determinations under the items above for each participant who is a subordinate employee and is not a Covered Employee, which the chief executive officer shall report to the Compensation Committee. The Compensation Committee will consider, but is not bound by, the recommendations and determinations of the chief executive officer with respect to such items.

Notwithstanding the foregoing, the amount of the business unit performance goals and company performance goals for any Performance Period will be reduced to take into account the negative effects on the attained level of the applicable performance goal of the following events, the occurrence of which were not certain at the time the performance goal was initially established, (each, a “Subsequent Event Adjustment”), unless the Committee determines not to make the Subsequent Event Adjustment and the effect of not making such an adjustment is to reduce or eliminate the amount of incentive compensation awarded to a participant:

(i)	the reclassification, refinancing or restructuring of the debt or equity capital of the Company or any subsidiary;

(ii)	the write-off or reduction in carrying value of assets of the Company or its subsidiaries;

(iii)	changes in relevant accounting principles regarding the calculation of the performance goal;

(iv)	severance payments to executive employees or in connection with a reduction in work force;

(v)	increases in pension or retirement funding obligations resulting from changes in applicable legal requirements;

(vi)	costs incurred in connection with the registration and sale of securities owned by third parties pursuant to contractual obligations of the Company or its subsidiaries;

(vii)	costs associated with discontinued operations of the Company or its subsidiaries; and

(viii)	any other item that the Compensation Committee establishes as a possible Subsequent Event Adjustment at the time the relevant performance goal is approved and delivered to the chief executive officer for the Performance Period.

The determination of the amount of any such reduction will be made by the Compensation Committee in consultation with the Company’s independent auditor or compensation consultant. Any such reduction will be consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Categories of Business Unit Performance Goals. The business unit performance goals established by the Compensation Committee for any Performance Period may differ among participants and business units. For each participant or business unit, the business unit performance goals will be based on either performance of the business unit or performance of a group of employees. Performance criteria for a business unit will be related to the achievement of financial and operating objectives of the business unit, including such factors as: sales, pretax earnings, net earnings, earnings before interest and taxes, operating expenses, inventory control, working capital turnover, or other objectively measurable factors directly tied to the performance of the business unit. Performance criteria for a group of employees will be related to the overall performance of the group of employees, taking into account, among other measures of performance, the attainment of business unit or employee group goals and objectives.

Company Performance Goals. The Company performance goals established by the Compensation Committee for any Performance Period will relate to the achievement of predetermined financial objectives for the Company and its subsidiaries on a consolidated basis, including earnings before interest and taxes and working capital turnover, as well as the other factors listed above, applied to the Company and its subsidiaries.

Certification. Within forty-five days after the end of each Performance Period, the chief executive officer will report to the Compensation Committee the extent to which business unit performance goals and individual performance goals were achieved for the Performance Period. As soon as practicable following the finalizing of the Company’s financial results for any Performance Period and receipt of the report of the chief executive officer, the Compensation Committee will certify:

•	the extent to which the Company achieved its Company performance goals for the Performance Period;

•	the extent to which each business unit achieved its business unit performance goals for the Performance Period;

•	the calculation of the participants’ incentive compensation; and

•	the determination by the Compensation Committee of the amount of incentive compensation, if any, to be paid to each participant for the Performance Period.

In determining whether performance goals have been achieved and incentive compensation is payable for a given Performance Period, generally accepted accounting principles will be applied on a basis consistent with prior periods, and such determinations will be based on the calculations made by the Company and binding on each participant.

Earned Award Based on Level of Achievement. If at least the threshold achievement of a performance goal is achieved, then the incentive compensation that may be paid to a participant will be based on a percentage of the participant’s base pay. The percentage of base pay will be set forth in a predetermined schedule that correlates the level of achievement of a performance goal to an earned award set forth as a percentage of base pay.

Payment of Incentive Compensation.

Form and Time of Payment. Subject to the provisions below and except as otherwise provided in the Management Incentive Plan, a participant’s incentive compensation for each Performance Period will be paid as soon as practicable after the fiscal year-end results for such Performance Period have been finalized. The payment will be in the form of (i) a cash lump sum, (ii) an award of restricted shares under the Aviall, Inc. 1998 Stock Incentive Plan or any successor equity compensation plan approved by the Company’s stockholders, or (iii) a combination of (i) and (ii), as the Compensation Committee, in its sole and absolute discretion, determines. If all or part of an incentive compensation payment is to be made in the form of an award of restricted shares, the number of shares will be determined by dividing the appropriate amount of the incentive compensation to be paid in restricted shares by the closing price of the Common Stock on the day the Compensation Committee approves the payment of the incentive compensation. If the foregoing calculation results in a fractional share, the value of the fractional share will be paid to the participant as a cash lump sum. The Management Incentive Plan does not independently authorize the issuance of shares of Common Stock, nor does it increase the number of shares of Common Stock currently available for issuance pursuant to the Company’s equity compensation plans.

Incentive compensation under the Management Incentive Plan is granted pursuant to performance criteria established by the Compensation Committee, which may vary from year to year and from participant to participant. Therefore, benefits under the Management Incentive Plan are generally not determinable.

Forfeiture Upon Termination Prior to Date of Payment. If a participant’s employment with the Company and its subsidiaries terminates for any reason other than death, disability, or retirement during a Performance Period or after a Performance Period but prior to the date of actual payment of the incentive compensation, then such participant will immediately forfeit any right to receive any incentive compensation hereunder for such Performance Period.

Pro Rata Payment for Death, Disability, or Retirement; New Hires.

(a) Death, Disability, or Retirement. If during a Performance Period a participant’s employment is terminated by reason of the participant’s death, disability, or retirement, then the participant will, if the Compensation Committee so determines, be eligible to receive a pro rata portion of the incentive compensation that would have been payable to the participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

(b) New Hires; Promotions. Any individual who is newly-hired or becomes eligible to participate in the Management Incentive Plan during a Performance Period and who is selected by the Compensation Committee to participate in the Management Incentive Plan will be eligible to receive a pro rata portion of the incentive compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a participant in the Management Incentive Plan and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

Change of Control. In the event of a Change of Control (as defined in the Management Incentive Plan) during a Performance Period, the Compensation Committee may, in its sole discretion, take such action with respect to the Management Incentive Plan and any incentive compensation payable during the Performance Period as is consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations thereunder, as the Compensation Committee determines is in the best interest of the Company.

Limitation on Total Incentive Compensation. The maximum incentive compensation payable to any participant with respect to any fiscal year cannot exceed the lesser of (i) two hundred (200%) of base pay or (ii) $2,000,000.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Management Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the treasury regulations issued under the Code, and judicial and administrative interpretations under the Code and treasury regulations issued thereunder, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

New Law Affecting Deferred Compensation. In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards and certain types of restricted stock are subject to Section 409A of the Code and, to the extent the Management Incentive Plan is subject to and does not comply with Section 409A of the Code with respect to any such award, the Management Incentive Plan may be amended to the extent necessary.

Tax Consequences to Participants. The recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery, unless the award otherwise becomes subject to taxation under the Code, including Section 409A of the Code. The recipient of restricted shares generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the restricted shares at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”), over the amount paid, if any, by the participant for such restricted shares. However, a recipient may make an election under Section 83(b) of the Code within thirty days of the date of transfer of the restricted shares to recognize ordinary income on the date of transfer of the restricted shares equal to the excess of the fair market value of such restricted shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to restricted shares generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such restricted shares, any gain or loss realized will be treated as either short-term or long-term capital gain or loss depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

In limited circumstances where the sale of Common Stock received as a result of a grant or award could subject an executive officer to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the tax consequences to the executive officer may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the executive officer would otherwise be currently taxed upon his or her receipt of the common stock) usually will be to postpone valuation and taxation of the Common Stock received so long as the sale of the Common Stock received could subject the executive officer to suit under Section 16(b) of the Securities Exchange Act of 1934, but no longer than six months.

Federal Tax Withholding. Any ordinary income realized by a participant upon receipt of cash or restricted shares is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act.

Deferred compensation that is subject to Section 409A of the Code is subject to federal income tax withholding if it does not conform with the requirements of Section 409A of the Code by January 1, 2006.

Tax Consequences to the Company or Subsidiary. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Other Tax Matters. If a participant’s rights under the Management Incentive Plan are accelerated as a result of a Change in Control (as defined in the Management Incentive Plan) and the participant is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such participant may be included in determining whether such participant has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a twenty percent (20%) federal excise tax (in addition to federal income tax) payable by the participant on the value of such accelerated rights, and (ii) the loss by the Company of its compensation deduction.

The Board of Directors recommends a vote FOR approval of the Aviall, Inc. Management Incentive Plan.

APPROVAL OF DIRECTORS STOCK PLAN AMENDMENT

(Proposal No. 3)

On March 24, 2005, the Board of Directors adopted, subject to approval by the Company’s stockholders, the Directors Stock Plan Amendment. If the proposed amendment is approved by the Company’s stockholders at the Annual Meeting, the grant date for the issuance of shares of restricted Common Stock and options pursuant to the Directors Stock Plan would change from the first New York Stock Exchange trading day in February of each calendar year to January 26th of each calendar year, or if such date in any year is not a New York Stock Exchange trading day, then the first New York Stock Exchange trading day thereafter, effective as of January 1, 2006. A copy of the proposed form of the Directors Stock Plan Amendment as approved by the Board of Directors is attached to this proxy statement as Appendix B and is incorporated herein by reference.

The Board of Directors believes it is in the best interests of the Company to change the grant date to January 26th of each calendar year, or if such date in any year is not a New York Stock Exchange trading day, then the first New York Stock Exchange trading day thereafter, to more closely coincide with the date that options and restricted Common Stock are traditionally issued to the Company’s employees, including the executive officers. The date upon which employees are granted options and restricted Common Stock is generally a function of when the Company’s year-end earnings are approved for publication in the form of a press release. In connection with the recent acceleration of the required filing date for the Company’s Annual Report on Form 10-K pursuant to the rules of the SEC, this approval is typically occurring earlier than in the past. Accordingly, the Board of Directors approved the Directors Stock Plan Amendment to advance the grant date under the Directors Stock Plan to a date that is more likely to closely correspond with the grant of options and restricted stock to the Company’s employees in the future.

Directors Stock Plan Summary

General. The Directors Stock Plan was approved by the Company’s stockholders at the 1998 Annual Meeting of Stockholders. The Directors Stock Plan affords the Company the ability to attract and retain persons of outstanding competence to serve as members of the Board of Directors of the Company and to provide a direct link between director compensation and stockholder value. The Directors Stock Plan permits the Board of Directors, at the eligible non-employee director’s election, to grant shares of Common Stock in lieu of payment of an annual retainer fee to the non-employee director and to grant options exercisable for shares of Common Stock (“Option Rights”) to a non-employee director who is eligible to participate in the Directors Stock Plan.

Shares Authorized for Issuance. The number of shares of Common Stock that may be granted under the Directors Stock Plan, in the form of shares of Common Stock or options exercisable for shares of Common Stock, may not exceed 397,500 shares of Common Stock (subject to adjustment as provided in the Directors Stock Plan). Shares of Common Stock granted pursuant to the Directors Stock Plan may be authorized but unissued shares, reacquired shares, or both.

Eligibility. Members of the Board of Directors who are not employees of the Company or any of its subsidiaries at the time of a grant are eligible to participate in the Directors Stock Plan. A director who is an employee and who retires or resigns from employment with the Company or any of its subsidiaries, but remains a director, is eligible to participate in the Directors Stock Plan at the time of such termination of employment. A director who is eligible to participate in the Directors Stock Plan may elect to participate in the plan and receive grants of Common Stock of the Company, in lieu of his Annual Retainer for service as a director of the Company, by delivering a written notice to such effect to the Board of Directors or to any committee authorized by the Board of Directors to administer the Directors Stock Plan. An election to participate in the Directors Stock Plan must be made at least six months prior to the date of any grant under the plan and shall remain in effect until revoked in writing by the participating director.

Stock Grants. Under the Directors Stock Plan, each eligible director that has elected to participate in the plan shall receive an annual grant of shares of Common Stock on the first New York Stock Exchange trading day in February equal to the number of whole shares that can be purchased for the Share Value based on the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. The Share Value automatically adjusts to reflect increases or decreases in the Annual Retainer paid to the directors so that the current ratio between the Annual Retainer and the Share Value is maintained. The amount of the Annual Retainer increased to $36,563 in March 2005. Accordingly, the Share Value increased to $45,000 for Directors Stock Plan grants made after that time. See “Compensation of Directors.” If the Directors Stock Plan Amendment is approved by the Company’s stockholders, the annual grant of shares of Common Stock would occur on January 26th of each calendar year, or the first New York Stock Exchange trading day thereafter, effective as of January 1, 2006.

A director who receives a grant of shares of Common Stock pursuant to the Directors Stock Plan is entitled to receive dividends on, and to vote, such shares. A director’s ownership rights in such shares would not vest until eleven months after the date of grant, and then subject to the director’s continuous service on the Board of Directors during such eleven-month period. In addition, if the director leaves the Board of Directors prior to the end of the eleven-month period, or if his or her service during the eleven-month period is interrupted due to death or disability, the director will be vested in a pro rata number of such shares based upon the portion of the eleven-month period that had elapsed prior to the interruption of his service. In the event of a Change of Control (as defined in the Directors Stock Plan), all shares previously granted to participating directors shall immediately vest.

Any shares of Common Stock granted in lieu of receipt of the Annual Retainer may not be assigned, transferred, pledged, hypothecated or otherwise disposed of before the shares have vested.

Option Rights. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, grant Option Rights on the first New York Stock Exchange trading day in February to any director who is eligible to participate in the Directors Stock Plan. If the Directors Stock Plan Amendment is approved by the Company’s stockholders, the Option Rights would be granted on January 26th of each calendar year, or the first New York Stock Exchange trading day thereafter, effective as of January 1, 2006. Each such grant must specify a purchase price per share, payable upon exercise, that is not less than the mean of the highest and the lowest sale price for the Common Stock on the grant date as reported on the New York Stock Exchange. Any grant of Option Rights shall expire not more than ten years from the date of grant. The Board of Directors cannot grant to any one eligible director Options Rights for more than 5,000 shares of Common Stock during any fiscal year.

Any grant of Option Rights shall be exercisable in full on the date or dates set forth in the agreement granting the Option Rights. The vesting period shall not be less than eleven months nor more than five years from the date of grant, so long as the director has served continuously as a director of the Company during such period. All outstanding non-vested Option Rights shall become exercisable in full immediately upon a Change in Control (as defined in the Directors Stock Plan).

In the event of the death or disability of the holder of any Option Rights, each then outstanding Option Right shall become exercisable in full and may be exercised at any time within one year after such death or disability, but in no event after the Option Rights have expired. In the event of the termination of service other than by death or disability, the holder of Option Rights may exercise the Option Rights to the extent they would be exercisable on the date that is eleven months and one day after the date of termination, and the Option Rights shall expire eleven months and one day after such termination, or on their expiration date, whichever occurs first.

The exercise price of any Option Rights is payable (i) in cash or by check acceptable to the Company; (ii) by the actual or constructive transfer to the Company of shares of Common Stock which are owned by the exercising director for a period of at least six months and having a value at the time of exercise equal to the total exercise price of such option; or (iii) by a combination of the foregoing payment methods. In addition, any grant of Option Rights may provide for deferred payment of the exercise price of the option from the proceeds of sale through a bank or broker of some or all of the shares to which such exercise relates.

Administration and Amendments. The Directors Stock Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority under the Directors Stock Plan to delegate any or all of its powers under the Directors Stock Plan to a duly authorized committee of the Board of Directors. Under the direction of the Board of Directors, the Nominating and Governance Committee is responsible for annually reviewing the terms of the Directors Stock Plan and, if necessary, recommending changes to the Directors Stock Plan to the Board of Directors.

The Board of Directors is authorized to interpret the Directors Stock Plan, to prescribe, amend and rescind any rules and regulations relating to the Directors Stock Plan, and to make all determinations necessary or advisable for the administration of the Directors Stock Plan. The Board of Directors may, from time to time, amend the Directors Stock Plan in any manner without further approval of the stockholders, except where so required by the terms of the Directors Stock Plan, applicable law or the rules and regulations of a national securities exchange.

Adjustments. The maximum number of shares of Common Stock reserved for grants under the Directors Stock Plan, the maximum number of shares of Common Stock that the Board of Directors can grant to any one eligible director during any fiscal year, the number of shares of Common Stock covered by outstanding Option Rights, and the exercise price and the kind of shares specified therein, are subject to adjustment by the Board of Directors to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or similar event.

Plan Benefits

The Company cannot currently determine the number of shares of Common Stock that will be made as stock grants or that will be subject to options granted in the future to its directors under the Directors Stock Plan. The following table sets forth information with respect to the stock grants made and stock options awarded to the Company’s directors (other than Mr. Fulchino who is not eligible to participate in the Directors Stock Plan) under the Directors Stock Plan as of April 15, 2005. No further benefits are anticipated to be granted to eligible directors in 2005.

Name of Director	Number of Shares of Common Stock Issued	Number of Stock Options Issued	Number of Shares of Common Stock Issued in 2005
Peter J. Clare	3,013	13,000	1,062
Chris A. Davis	0	0	0
Alberto F. Fernandez	5,672	13,000	1,062
Allan M. Holt	3,013	13,000	1,062
Donald R. Muzyka	19,651	22,000	0	(1)
Richard J. Schnieders	20,377	22,000	1,062
Jonathan M. Schofield	7,754	19,000	1,062
Arthur E. Wegner	10,570	22,000	1,062
Bruce N. Whitman	20,377	22,000	1,062

(1)	In 2005, Dr. Muzyka elected to receive his Annual Retainer in cash in lieu of receiving Common Stock.

As of April 15, 2005, 397,500 shares of Common Stock were authorized for issuance under the Directors Stock Plan, of which an aggregate of 266,637 shares have been issued or are issuable upon the exercise of outstanding options, leaving 130,863 shares currently available for issuance under the Directors Stock Plan.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Directors Stock Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code, the treasury regulations issued under the Code, and judicial and administrative interpretations under the Code and treasury regulations issued thereunder, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

New Law Affecting Deferred Compensation. In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain types of restricted stock grants and certain types of stock options are subject to Section 409A of the Code and, to the extent the Directors Stock Plan is subject to and does not comply with Section 409A of the Code with respect to any such award, the Directors Stock Plan may be amended to the extent necessary.

Tax Consequences to Participants

Common Stock Grants. The recipient of a grant of shares of Common Stock generally will be subject to tax at ordinary income rates on the excess, if any, of the fair market value of the shares of Common Stock at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”), over the amount paid, if any, by the participant for such shares of Common Stock, unless the grant otherwise becomes subject to taxation under the Code, including Section 409A of the Code. However, a recipient may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares of Common Stock to recognize ordinary income on the date of transfer of the shares of Common Stock equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such shares. If an election under Section 83(b) of the Code has not been made, any dividends received with respect to shares of Common Stock prior to the time those shares are no longer subject to forfeiture or Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant. At the time of sale of such shares, any gain or loss realized will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Option Rights. In general, unless the Option Right otherwise becomes subject to taxation under the Code, including Section 409A of the Code, (i) no income will be recognized by an optionee at the time an Option Right is granted; (ii) at the time of exercise of an Option Right, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the exercise price, if the Common Stock is unrestricted; and (iii) at the time of sale of shares acquired pursuant to the exercise of an Option Right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. Such long-term capital gain may be eligible for reduced rates if applicable holding period requirements are satisfied.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code.

Other Tax Matters

If a director’s rights under the Directors Stock Plan are accelerated as a result of a Change of Control and the director is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such director may be included in determining whether or not such director has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the director on the value of such accelerated rights, and (ii) the loss by the Company of a compensation deduction.

Market Value of the Securities

As of April 15, 2005, the market value of the Common Stock was $29.18 per share, based on the closing price of the Common Stock on the New York Stock Exchange on that date.

The Board of Directors recommends a vote FOR approval of the Amendment to the Directors Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 with respect to compensation plans under which shares of Common Stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	2,627,975		$10.0801	1,582,599
Equity compensation plans not approved by security holders	500,000	(1)	$7.3125	—
Total	3,127,975		$9.6377	1,582,599

(1)	Pursuant to Mr. Fulchino’s employment agreement dated December 21, 1999, the Company granted options to Mr. Fulchino to purchase 500,000 shares of Common Stock at an exercise price of $7.3125 per share, the fair market value of the Common Stock on the date of grant. The option grant to Mr. Fulchino was not required to be, and was not, approved by the Company’s security holders. Mr. Fulchino exercised these options in February 2005.

AUDIT COMMITTEE REPORT

This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2004, is being submitted by the members of the Audit Committee during 2004. During 2004, the members of the Audit Committee were Messrs. Wegner (Chairman) and Fernandez and Dr. Muzyka, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent registered public accounting firm.

During 2004, the Audit Committee reviewed with the Company’s senior internal auditing executive the plans for, and the scope of, ongoing internal audit activities, as well as any recommendations made by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, relating to the internal audit function. The Audit Committee also reviewed with the Company’s senior internal auditing executive the adequacy of the Company’s internal accounting controls and the policies, procedures and internal auditing function. The Audit Committee has discussed with the Company’s senior financial management the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has reviewed with PricewaterhouseCoopers LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with PricewaterhouseCoopers

LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with PricewaterhouseCoopers LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with PricewaterhouseCoopers LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related-party transactions that have not been adequately disclosed.

The Audit Committee has also discussed with PricewaterhouseCoopers LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with PricewaterhouseCoopers LLP whether it considers itself independent, and PricewaterhouseCoopers LLP has provided the Audit Committee with the letter and written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of PricewaterhouseCoopers LLP.

In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by PricewaterhouseCoopers LLP, the Audit Committee has recommended to the Board of Directors that PricewaterhouseCoopers LLP be appointed as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2005 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by the members of the Audit Committee of the Board of Directors during 2004.

Arthur E. Wegner Chairman	Alberto F. Fernandez	Donald R. Muzyka

FEES BILLED TO AVIALL, INC. BY PRICEWATERHOUSECOOPERS LLP

Audit Fees. Fees for audit services totaled $1,375,234 in 2004 and $540,654 in 2003. Audit fees in 2004 include fees associated with the annual audit of the Company’s financial statements and internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and fees for statutory audits. Audit fees in 2003 include fees associated with the annual audit of the Company’s financial statements, reviews of the Company’s quarterly reports on Form 10-Q and fees for statutory reports.

Audit-Related Fees. Fees for audit-related services totaled $171,972 in 2004 and $214,734 in 2003. Audit-related fees in 2004 principally include fees associated with the filing of the Company’s shelf registration statement, sales by the Carlyle Investors pursuant to the shelf registration statement, readiness for the Sarbanes- Oxley Act of 2002 and the audits of our employee benefit plans. Audit-related fees in 2003 principally include fees associated with the offering of the Company’s 7 5/8% Senior Notes due 2011 and related exchange offer, the filing of the Company’s shelf registration statement, readiness for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the audits of employee benefit plans.

Tax Fees. Fees for tax compliance totaled $499,103 in 2004 and $490,033 in 2003. Fees for tax consulting and advisory services totaled $105,000 in 2004 and $151,753 in 2003.

All Other Fees. The Company was not billed for fees for any other services not described above in 2004 or 2003.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.

The Audit Committee considered whether the provision of all other services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence with respect to the Company.

One or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

To the Company’s knowledge, no director, executive officer or greater than 10% beneficial owner of the Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, during 2004, except as follows: Messrs. Fulchino, Kienzle, Komnenovich, Lacik, Langsen, Cohen, Murphy and Quinn and Ms. Collier, who each failed to timely file one Form 4 to report a grant of restricted stock and four grants of stock options, and TCG Holdings, L.L.C., a Carlyle Investor, who failed to timely file one Form 4 to report a transfer of stock to a limited partner. During 2004, the general counsel of the Company held a power of attorney to prepare, execute and file SEC reports of changes in ownership of Common Stock on behalf of all of the Company’s directors and executive officers, except for Messrs. Clare and Holt, and such directors and executive officers relied on the general counsel of the Company to timely prepare, execute and file such reports.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for the year ended December 31, 2004 is being mailed to stockholders of record on or about May 2, 2005, together with this Proxy Statement. Additional copies may be obtained by written request to the address indicated below. The Annual Report is not part of the proxy solicitation materials.

Upon the written request of any stockholder, the Company will furnish, without charge, a copy of its Annual Report on Form 10-K, as filed with the SEC. If you would like a copy of this Annual Report on Form 10-K, please send a written request to the Company at P.O. Box 619048, DFW Airport, Texas 75261, Attention: Stockholder Services or please call (972) 586-1000.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

THE COMPANY’S 2006 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to regulations of the SEC, in order to be included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal offices, 2750 Regent Boulevard, DFW Airport, Texas 75261, Attention: Secretary, no later than January 2, 2006 and must comply with additional requirements established by the SEC. In addition, the Company’s Amended and Restated By-Laws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated By-Laws generally require that written notice be delivered to the Secretary of the Company at the Company’s principal offices not less than 70 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nominee. For the 2006 Annual Meeting of Stockholders, the Secretary of the Company must receive written notice on or after March 11, 2006 and on or before March 31, 2006. A copy of the Company’s Amended and Restated By-Laws is available upon request from the Secretary of the Company.

AVIALL, INC.

Jeffrey J. Murphy
Senior Vice President, Law and Human Resources, Secretary and General Counsel

Dallas, Texas

April 26, 2005

APPENDIX A

AVIALL, INC.

MANAGEMENT INCENTIVE PLAN

Purpose

The purpose of the Aviall, Inc. Management Incentive Plan (the “Plan”) is to advance the interests of Aviall, Inc. (the “Company”) and its stockholders by (a) providing certain Executive Officers (as hereinafter defined) of the Company and its Subsidiaries (as hereinafter defined) incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and maintain Executive Officers who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

The Plan is intended to provide Participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder. Nothing in this Plan shall entitle a Participant (defined below) to receive options or other similar rights to purchase securities of the Company; provided, that the foregoing limitation shall in no way restrict the right to receive an award of restricted shares pursuant to Section 6.1 hereof.

Article I

Definitions

For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Base Pay” means the weighted average of the Participant’s rate of gross base pay as in effect from time to time during the Performance Period, according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to a Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

“Board” means the Board of Directors of the Company.

“Business Unit” means any operating or administrative unit of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

“Business Unit Performance Goals” means the Performance Goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

“Chief Executive Officer” or “CEO” means the chief executive officer of the Company.

“Change of Control” means a “change of control” as defined in the Aviall, Inc. 1998 Stock Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, which shall consist of two or more “outside directors” within the meaning of Section 162(m) of the Code.

“Company” means Aviall, Inc., a Delaware corporation.

“Company Performance Goals” means the Performance Goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

“Covered Employee” shall have the same meaning as the term “covered employee” (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

“Disability” means absence from active employment after exhaustion of short-term disability benefits and failure to return to active employment within the time period specified in the Company’s short-term disability policy.

“EBIT” means, for the Company or any Subsidiary, the earnings of that entity before deductions by the entity for interest and income tax payments.

“Eligible Employee” shall mean any employee of the Company or any Subsidiary who is designated as an “Executive Officer” on the effective date hereof, and any other employee of the Company who may be designated as an Executive Officer from time to time. For purposes hereof, “Executive Officer” shall mean any person designated as an executive officer by the Board of Directors pursuant to the disclosure requirements of Item 401(b) of Regulation S-K of the Securities and Exchange Act of 1934, as amended, or any similar successor disclosure requirements.

“Fiscal Year” means the fiscal year of the Company, which is the calendar year.

“Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

“Individual Performance Goals” means performance goals and objectives established for any Performance Period for a Participant in accordance with Article IV below.

“Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which is 150% of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Participant” means an employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article III of the Plan and who is selected by the Committee to participate in the Plan for any Performance Period.

“Performance Goals” means Individual Performance Goals, if any, established for any Participant for any Performance Period, as provided in Article IV below, and the Company Performance Goals and Business Unit Performance Goals established by the Committee for the Company and each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2 and 5.3 below.

“Performance Period” means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, including the first year of the Plan, the Performance Period shall be the Fiscal Year.

“Plan” means the Aviall, Inc. Management Incentive Plan, as it may be amended from time to time.

“Retirement” means retirement under the provisions of one of the Company’s retirement plans or under the Social Security Act.

“Subordinate Employee” means an Eligible Employee of the Company or a Business Unit other than the CEO.

“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

“Target Achievement” means, for a Participant for any Performance Period, the level of achievement of a set of Performance Goals required for Incentive Compensation to be paid which is 100% of the Participant’s Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

“Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 5.1 below.

“Working Capital” means the Company’s or if appropriate, the applicable Business Unit’s net accounts receivable and net inventory for the Performance Period, less appropriate accounts payable.

“Working Capital Turnover” means the Company’s or, if appropriate, the applicable Business Unit’s net sales for the Performance Period divided by the appropriate Working Capital determined over a one-year period.

Article II

Administration

2.1 Committee’s Authority. Subject to the terms of this Article II, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Articles IV and V hereof; and (iii) establish and certify the achievement of the Performance Goals. The Committee may delegate its authority and responsibilities to the CEO; however, with respect to participation in the Plan by a Covered Employee, notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for such Covered Employee for such Performance Period) shall not be made by the CEO and shall be made exclusively by the members of the Committee who are at that time “outside” directors, as that term is used in Code Section 162(m) and the treasury regulations promulgated thereunder.

2.2 Committee Action. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

2.3 Committee’s Powers. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the

Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

(a) designate the Eligible Employees who shall participate in the Plan;

(b) maintain complete and accurate records of all plan transactions and other data in the manner necessary for proper administration of the Plan;

(c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(d) enforce the terms of the Plan and the rules and regulations it adopts;

(e) review claims and render decisions on claims for benefits under the Plan;

(f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article III

Eligibility

For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period. To the extent permitted by the Committee, employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary.

Article IV

Individual Performance Goals

For each Performance Period, the Committee may, but shall not be required to establish one or more Individual Performance Goals for each Participant. Any Individual Performance Goal established for a Covered Employee shall be determined solely in the discretion of the Committee, and the level of achievement of any such Individual Performance Goal shall be determined by the Committee.

The Committee may delegate to the CEO the authority, but not the obligation, to establish Individual Performance Goals for Subordinate Employees; in such event, the CEO shall, within ninety (90) days after the beginning of a Performance Period deliver a written report to the Committee setting forth such Individual Performance Goals and, within sixty (60) days after the end of a Performance Period shall deliver a written report to the Committee setting forth a determination of the level of achievement of such Individual Performance Goals by such Participants. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such Individual Performance Goals.

Article V

Determination of Goals and Incentive Compensation

5.1 Establishment of Business Unit and Company Performance Goals. No later than the ninetieth (90th) day of the Performance Period, the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) Company Performance Goals for the Performance Period, (iii) the Threshold, Target, and Maximum Achievement levels for Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold, Target, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth payout opportunity as a percentage of Base Pay for Threshold, Target, and Maximum Achievement levels. The Committee may delegate to the CEO to establish and report to the Committee for each Participant who is a Subordinate Employee the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such items. Notwithstanding the foregoing, the amount of the Business Unit Performance Goals and Company Performance Goals for any Performance Period shall be reduced to take into account the negative effects on the attained level of the applicable Performance Goal of the following events, the occurrence of which were not certain at the time the Performance Goal was initially established, (each, a “Subsequent Event Adjustment”), unless the Committee determines not to make the Subsequent Event Adjustment and the effect of not making such an Adjustment is to reduce or eliminate the amount of Incentive Compensation awarded to a Participant:

(ix)	the reclassification, refinancing or restructuring of the debt or equity capital of the Company or any Subsidiary;

(x)	the write-off or reduction in carrying value of assets of the Company or its Subsidiaries;

(xi)	changes in relevant accounting principles regarding the calculation of the Performance Goal;

(xii)	severance payments to executive employees or in connection with a reduction in work force;

(xiii)	increases in pension or retirement funding obligations resulting from changes in applicable legal requirements;

(xiv)	costs incurred in connection with the registration and sale of securities owned by third parties pursuant to contractual obligations of the Company or its Subsidiaries;

(xv)	costs associated with discontinued operations of the Company or its Subsidiaries; and

(xvi)	any other item that the Committee establishes as a possible Subsequent Event Adjustment at the time the relevant Performance Goal is approved and delivered to the CEO for the Performance Period.

The determination of the amount of any such reduction shall be made by the Committee in consultation with the Company’s independent auditor or compensation consultant. Any such reduction shall be consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder.

5.2 Categories of Business Unit Performance Goals. The Business Unit Performance Goals established by the Committee for any Performance Period may differ among Participants and Business Units. For each Participant or Business Unit, the Business Unit Performance Goals shall be based on criteria in one or more of the following categories: (a) performance of the Business Unit or (b) performance of a group of employees. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, including such factors as: sales, pretax earnings, net earnings, EBIT, operating expenses, inventory control, Working Capital Turnover, or other objectively measurable factors directly tied to the performance of the Business Unit. Performance criteria for a group of employees shall be related to the overall performance of the group of employees, taking into account, among other measures of performance, the attainment of Business Unit or employee group goals and objectives.

5.3 Company Performance Goals. The Company Performance Goals established by the Committee for any Performance Period shall relate to the achievement of predetermined financial objectives for the Company and its Subsidiaries on a consolidated basis, including EBIT and Working Capital Turnover, as well as the other factors listed in Section 5.2 above, applied to the Company and its Subsidiaries.

5.4 Certification. Within forty-five (45) days after the end of each Performance Period, the CEO shall report to the Committee the extent to which Business Unit Performance Goals and Individual Performance Goals were achieved for the Performance Period. As soon as practicable following the finalizing of the Company’s financial results for any Performance Period and receipt of the report of the CEO, the Committee shall certify: (i) the extent to which the Company achieved its Company Performance Goals for the Performance Period, (ii) the extent to which each Business Unit achieved its Business Unit Performance Goals for the Performance Period, (iii) the calculation of the Participants’ Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant.

5.5 Earned Award Based on Level of Achievement. If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the percentage of Base Pay and the Committee’s predetermined schedule which sets forth the earned award as a percentage of Base Pay; for example, if (i) Threshold Achievement of a Performance Goal is 85% and 50% of Base Pay is earned at that level, (ii) the Performance Goal level actually achieved is 90% and, pursuant to the Committee’s predetermined schedule, 75% of Base Pay is earned for that level of achievement, then the earned award for such Performance Goal is 75% of Base Pay.

Article VI

Payment of Incentive Compensation

6.1 Form and Time of Payment. Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant’s Incentive Compensation for each Performance Period shall be paid as soon as practicable after the Fiscal Year-end results for such Performance Period have been finalized. The payment shall be in the form of (i) a cash lump sum, or (ii) an award of restricted shares under the Aviall, Inc. 1998 Stock Incentive Plan or any successor equity compensation plan approved by the Company’s stockholders under which Participants are eligible to participate, or (iii) a combination of (i) and (ii), as the Committee, in its sole and absolute discretion, shall determine. If all or part of an Incentive Compensation payment is to be made in the form of an award of restricted shares, (i) the number of shares shall be determined by dividing the appropriate amount of the Incentive Compensation to be paid in restricted shares by the closing price of the Company’s common stock on the day the Committee approves the payment of the Incentive Compensation, and (ii) the value of any fractional shares shall be paid in a cash lump sum.

6.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries terminates for any reason other than death, Disability, or Retirement during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

6.3 Pro Rata Payment for Death, Disability, or Retirement; New Hires.

(a) Death, Disability, or Retirement. If during a Performance Period a Participant’s employment is terminated by reason of the Participant’s death, Disability, or Retirement, then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

(b) New Hires; Promotions. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

6.4 Change of Control. In the event of a Change of Control during a Performance Period, the Committee may, in its sole discretion, take such action with respect to the Plan and any Incentive Compensation payable during such Performance Period as is consistent with and otherwise not contrary to the provisions of Section 162(m) of the Code and the treasury regulations promulgated thereunder, as the Committee determines is in the best interest of the Company.

6.5 Limitation on Total Incentive Compensation. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any Fiscal Year shall not exceed the lesser of (i) 200% of Base Pay, or (ii) $2,000,000.

Article VII

Miscellaneous Provisions

7.1 Non-Assignability. A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

7.2 No Right To Continue In Employment. Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

7.3 Indemnification Of Committee. No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

7.4 No Plan Funding. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

7.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

7.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

7.7 Construction of Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

7.8 Integrated Plan. This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

7.9 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

7.10 Reorganization, Merger or Consolidation. In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger), the Committee shall adjust the Performance Goals and achievement levels so that the Incentive Compensation amounts to which a Participant is entitled are not adversely affected by such events.

Article VIII

Amendment or Discontinuance

The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any preestablished Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period. In addition, the Board shall have the power to amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as “performance-based” compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X

Term

The effective date of this Plan shall be as of January 1, 2005, subject to stockholder approval. The material terms of this Plan shall be disclosed to the stockholders of the Company for approval in accordance with Section 162(m) of the Code. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Board.

IN WITNESS WHEREOF, this Plan has been adopted this      day of                     , 2005, effective January 1, 2005.

AVIALL, INC.

By:
Name:
Title:

APPENDIX B

AMENDMENT NUMBER FOUR TO THE AVIALL, INC.

AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN

This Amendment Number Four to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (this “Amendment”), dated as of June     , 2005 is made and entered into by Aviall, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan (the “Plan”).

RECITALS

WHEREAS, Section XI of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan and the Board desired to obtain stockholder approval of the proposal to amend the Plan; and

WHEREAS, the Board submitted a proposal to amend the Plan to the Company’s stockholders at the 2005 Annual Meeting of Stockholders; and

WHEREAS, the Company’s stockholders approved the proposal to amend the Plan;

NOW, THEREFORE, in accordance with Section XI of the Plan, the Company hereby amends the Plan as follows:

1.	Paragraph C of Section IV of the Plan is hereby amended, effective as of January 1, 2006, by deleting the first sentence of said paragraph in its entirety and substituting in lieu thereof the following:

C. Stock Grants—Each participating Director who has made an election to participate in the Plan pursuant to Paragraph B of this Section IV shall be eligible to receive annually, on January 26th of each calendar year, or if such date in any year is not a New York Stock Exchange trading day, the next New York Stock Exchange trading day (the “Grant Date”), following such election, in lieu of such Director’s annual retainer for service as a director of the Company (the “Annual Retainer”) a grant of Common Stock.

2.	Except as expressly amended by this Amendment and Amendment Nos. One, Two and Three to the Aviall, Inc. Amended and Restated 1998 Directors Stock Plan, the Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

AVIALL, INC.

By:
Name:
Title:

B-1

APPENDIX C

AUDIT COMMITTEE CHARTER

I.	Purpose of the Committee

The Committee will assist the Board in fulfilling the Board’s oversight responsibilities relating to reviewing and monitoring the Company’s financial statements and accounting policies, as well as such other matters as may from time to time be specifically delegated to the Committee by the Board. Specifically, the Committee will assist the Board in monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Company’s internal audit function and independent auditor.

While the Committee has the powers and responsibilities set forth in this Charter and the Company’s Restated Certificate of Incorporation, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Company’s financial statements are the responsibility of management. The external auditors are responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the company in accordance with accounting principles generally accepted in the United States. Likewise, it is not the responsibility of the Committee to assure compliance with laws or the Company’s corporate compliance program or code of ethics.

II.	Composition of the Committee

Membership

The Committee will consist of at least three Board members. Each member of the Committee must be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as a Committee member. In addition, each member of the Committee must meet the independence and experience requirements of the New York Stock Exchange, any applicable federal securities laws, including the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines. No member of the Committee may be an affiliated person of the Company, as such term is defined under the rules and regulations of the Securities and Exchange Commission, and no member of the Committee may accept directly or indirectly, as such term is defined under the rules and regulations of the Securities and Exchange Commission, any consulting, advisory or other compensatory fee from the Company, other than fees for serving on the Board or its committees.

Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

At least one member of the Committee must have accounting or related financial management experience as the Board interprets such qualifications in its business judgment.

The members of the Committee should not simultaneously serve on the audit committee of more than two other public companies.

Appointment and Removal

In conjunction with the screening and nominating process defined in the Nominating and Governance Committee Charter, the Board will appoint the members of the Committee. The Board will appoint a Chairman of the Committee. The Board may remove a Committee member from the membership of the Committee at any time without cause.

Compensation

The members of the Committee will not receive any direct or indirect compensation from the Company, other than fees for serving on the Board or its committees.

III.	Independent Auditor

The Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor will report directly to the Committee and will be ultimately accountable to the Committee.

IV.	Responsibilities of the Committee

1.	Select Independent Auditor

The Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor will report directly to the Committee and will be ultimately accountable to the Committee. The Company will provide for appropriate funding, as determined by the Committee, in its capacity as a Committee of the Board of Directors, for payment of: compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; compensation to any advisors employed by the Committee; and ordinary administrative expenses of a Committee that are necessary or appropriate in carrying out its duties. The Committee (or a delegate of the Committee) will approve or pre-approve all audit engagements and all non-audit engagements (along with the fees and terms thereof), other than minor exceptions to approval or pre-approval as may be permitted by applicable law.

2.	Review of Independence of Independent Auditor

In connection with selecting the firm to be retained as the Company’s independent auditors, the Committee will review the information provided by management and the independent auditor relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the independent auditor.

The Committee will at least annually obtain and review a written report prepared by the independent auditor describing:

(1)	the independent auditor’s internal quality control procedures;

(2)	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

(3)	all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1.

The Committee will also be responsible for:

(1)	actively engaging in dialogue with the independent auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the independent auditor;

(2)	reviewing and evaluating the lead partner of the independent auditor team;

(3)	ensuring the rotation of the lead audit partner as required by law; and considering regular rotation of the independent auditor to assure continuing auditor independence;

(4)	setting clear hiring policies for employees or former employees of the independent auditor; and

(5)	recommending that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s qualifications, performance and independence.

3.	Review Audit Plan

The Committee will review with the independent auditor its plans for, and the scope of, its annual audit and other examinations.

4.	Review Conduct of Audit

The Committee will review with the independent auditor any significant audit problems or difficulties and management’s response to such problems or difficulties and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as amended by Auditing Standards No. 84 and Auditing Standards No. 90.

The Committee will discuss with the independent auditor any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In addition, the Committee may discuss with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were “passed” ( as immaterial or otherwise), any communications between the audit team and the independent auditor’s national office regarding auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

5.	Review Audit Results

The Committee will review with the independent auditor the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100, and the reports of the results of such other examinations independent of the course of the independent auditor’s normal audit procedures that the independent auditor may from time to time undertake.

6.	Review Annual Financial Statements

The Committee will meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to public release thereof. The Committee will recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

The Committee will review the following:

(1)	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(2)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(3)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(4)	all critical accounting policies and practices to be used;

(5)	all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(6)	all other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Review Quarterly Financial Statements

The Committee will meet to review and discuss with management and the independent auditor the Company’s quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to public release thereof.

8.	Review Earnings Releases and Guidance

The Committee will discuss with management the types of information to be disclosed and the types of presentations to be made in earnings press releases. The Chairman of the Committee will review and discuss earnings press releases which will include paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information. Also, the Chairman of the Committee will review and discuss financial information and earnings guidance provided to analysts and rating agencies.

9.	Disagreements with Management

The Committee will resolve any disagreements between management and the independent auditor regarding financial reporting.

10.	Discuss Risk Assessment and Risk Management

The Committee will discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

11.	Review Internal Audit Plans

The Committee will review with the senior internal auditing executive the plans for and the scope of ongoing audit activities.

12.	Review Internal Audit Reports

The Committee will review with the senior internal auditing executive the annual report of the audit activities, examinations and results thereof of the internal auditing department.

13.	Review Systems of Internal Accounting Controls

The Committee will review with management, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs, the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel and the Company’s policies and compliance procedures with respect to business practices. The Committee will discuss with the independent auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit. The Committee will also discuss the responsibilities, budget and staffing of the Company’s internal audit function.

Beginning with the year ended December 31, 2004, the Committee will obtain annually a written report from the independent auditor in which the independent auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

14.	Review Recommendations of Independent Auditor

The Committee will review with the senior internal auditing executive recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

15.	Review Compliance with Securities Exchange Act of 1934

The Committee will obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

16.	Review Other Matters

The Committee will review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

17.	Regulatory Matters

The Committee will review compliance with regulatory requirements that have a material impact on the Company’s operations.

18.	Conflict of Interests

The Committee will review compliance with the Company’s Code of Business Conduct and Ethics and consider the grant of any waivers thereunder.

19.	Maintain Procedures for Receipt of Confidential Information

The Committee will maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

V.	Consultant

The Committee will have the authority to retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company’s expense, outside legal, accounting or other consultants to advise and assist it in complying with its responsibilities as set forth herein.

VI.	Meetings of the Committee

The Committee will meet at least four times annually, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent auditor and the appropriate officers of the Company, be responsible for ensuring sufficient meetings of the Committee are held and supervising the conduct thereof.

The Committee will meet periodically with management, the internal auditors and the independent auditor in separate executive sessions to discuss any matter that the Committee, management, the internal auditors or the independent auditor believe should be discussed privately.

VII.	Annual Proxy Report

The Committee will prepare, with the assistance of management, or the input of independent auditor and outside legal counsel, the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

VIII.	Board Reports

The Committee will report regularly to the Board and such report will include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

IX.	Committee Self-Assessment

The Committee will annually review the Committee’s own performance, which will include eliciting input from management, the Board and the Company’s General Counsel on the performance of the Committee. The Committee will report the results of such self-assessment to the Board.

X.	Annual Review of Charter

The Committee will review and reassess, with the assistance of management, the independent auditor and outside legal counsel, the adequacy of the Committee’s charter at least annually.

APPENDIX D

AVIALL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 9, 2005

11:00 a.m. (Local Time)

Four Seasons Resort and Club

4150 N. McArthur Boulevard

Irving, Texas 75038

Aviall, Inc. P.O. Box 619048 Dallas, TX 75261-9048	proxy

The undersigned acknowledge(s) receipt of the Proxy Statement of Aviall, Inc. relating to the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m. (local time) on Thursday, June 9, 2005, at the Four Seasons Resort and Club, 4150 N. McArthur Boulevard, Irving, Texas 75038, and hereby constitute(s) and appoint(s) Colin M. Cohen, Jacqueline K. Collier and Jeffrey J. Murphy, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of Common Stock of Aviall, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AVIALL, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE APPROVAL OF THE AVIALL, INC. MANAGEMENT INCENTIVE PLAN AND FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1998 DIRECTORS STOCK PLAN. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 8, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/avl/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 8, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Aviall, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

òPlease detach hereò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of four Directors to serve until Aviall, Inc.’s 2008 Annual Meeting of Stockholders.

	Nominees:	(01) Richard J. Schnieders (02) Bruce N. Whitman (03) Allan M. Holt (04) Chris A. Davis

	☐ FOR all nominees (except as marked)	☐ WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Aviall, Inc. Management Incentive Plan	For Against Abstain ☐ ☐ ☐

3.	Approval of the Amendment to the Amended and Restated 1998 Directors Stock Plan	For Against Abstain ☐ ☐ ☐

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AND FOR PROPOSALS NOS. 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:		Date__________________________________

Signature(s) in Box
IMPORTANT: Whether or not you expect to attend the meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.